UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement
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BEYOND MEAT, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BEYOND MEAT, INC.
119 STANDARD STREET
EL SEGUNDO, CALIFORNIA 90245
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on Thursday, May 21, 2020
Dear Stockholders of Beyond Meat, Inc.:
The 2020 annual meeting of stockholders (the “Annual Meeting”) of Beyond Meat, Inc., a Delaware corporation (“Beyond Meat”), will be held virtually, via live webcast at www.virtualshareholdermeeting.com/BYND2020, on Thursday, May 21, 2020 at 9:00 a.m. Pacific Time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect three Class I directors to serve until our 2023 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending December 31, 2020; and

3.	To transact such other business as may properly come before the Annual Meeting or any postponements, adjournments or continuations thereof.
Our board of directors has fixed the close of business on March 23, 2020 as the record date (the “Record Date”) for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
On or about April 10, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet, mobile device, or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. You will be asked to enter the sixteen-digit control number located on your Notice or proxy card.
We appreciate your continued support of Beyond Meat.
By Order of the Board of Directors,
Ethan Brown
Founder, President, Chief Executive Officer and Board Member
El Segundo, California
April 10, 2020
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote during the meeting, you must follow the instructions from your broker, bank or other nominee.

i | | 2020 Proxy Statement

BEYOND MEAT, INC.
PROXY STATEMENT
FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on Thursday, May 21, 2020
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2020 annual meeting of stockholders (the “Annual Meeting”) of Beyond Meat, Inc., a Delaware corporation (“Beyond Meat”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held virtually via live webcast on Thursday, May 21, 2020 at 9:00 a.m. Pacific Time. The Annual Meeting can be accessed via the Internet at www.virtualshareholdermeeting.com/BYND2020 where you will be able to attend and listen to the Annual Meeting live, submit questions and vote your shares electronically at the Annual Meeting. You will not be able to attend the Annual Meeting physically in person.
Our board of directors has fixed the close of business on March 23, 2020 as the record date (the “Record Date”) for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 10, 2020 to all stockholders entitled to vote at the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Why are you holding a virtual Annual Meeting and how can stockholders attend?
We will be hosting the Annual Meeting via live webcast only. In addition to supporting the health and well-being of our stockholders and other meeting participants during the coronavirus (COVID-19) pandemic, we also believe hosting our Annual Meeting virtually helps to expand access, facilitate stockholder attendance, reduce costs and enable improved communication. It also reduces the environmental impact of our Annual Meeting. To participate in our virtual Annual Meeting, visit www.virtualshareholdermeeting.com/BYND2020 with your 16-digit control number included in the Notice, on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instructions received from your broker, bank or other nominee if you are a street name stockholder, as described below.
The Annual Meeting live webcast will begin promptly at 9:00 a.m. Pacific Time on Thursday, May 21, 2020. Stockholders may vote and submit questions while attending the meeting online. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures. The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform at www.virtualshareholdermeeting.com/BYND2020.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

What matters am I voting on and how does the board of directors recommend that I vote?

PROPOSAL	BOARD OF DIRECTORS VOTING RECOMMENDATION
PROPOSAL NO. 1 The election of three Class I directors to serve until our 2023 annual meeting of stockholders and until their successors are duly elected and qualified.	FOR each nominee
PROPOSAL NO. 2 Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending December 31, 2020.	FOR
Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. You may be asked to consider any other business that properly comes before the Annual Meeting.
Who is entitled to vote?
Holders of our common stock as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 61,848,543 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the Record Date. We do not have cumulative voting rights for the election of directors.
Stockholders of Record: Shares Registered in Your Name
If shares of our common stock are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy and indicate your voting choices directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders
If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares in the manner provided in the voting instructions you receive from your broker, bank or other nominee. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Street name stockholders are also invited to attend the virtual Annual Meeting. However, because a street name stockholder is not the stockholder of record, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

How many votes are needed for approval of each proposal?

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON‑VOTES
PROPOSAL NO. 1 The election of three Class I directors to serve until our 2023 annual meeting of stockholders and until their successors are duly elected and qualified.

Our amended and restated bylaws (“Bylaws”) state that, to be elected, a nominee must receive a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder withholding or a broker non‑vote) will have no effect on the outcome of this proposal.

PROPOSAL NO. 2 Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending December 31, 2020.

The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting and are voted for or against the proposal. Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal. Broker non‑votes will also have no effect on the outcome of this proposal.

Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting and conduct business under our Bylaws and Delaware law. The presence in person or represented by proxy of the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non‑votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are five ways to vote:

•	By Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 20, 2020 (have your Notice or proxy card in hand when you visit the website);

•	By toll-free telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on May 20, 2020 (have your Notice or proxy card in hand when you call);

•	By scanning the QR code in your Notice or proxy card with your mobile device until 11:59 p.m. Eastern Time on May 20, 2020;

•	By completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Annual Meeting; or

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

•
By attending the virtual meeting by visiting www.virtualshareholdermeeting.com/BYND2020, where you may vote electronically and submit questions during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website.

VOTING VIA THE INTERNET, MOBILE DEVICE OR BY TELEPHONE IS FAST AND CONVENIENT, AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND TABULATED. VOTING EARLY WILL HELP AVOID ADDITIONAL SOLICITATION COSTS AND WILL NOT PREVENT YOU FROM VOTING ELECTRONICALLY DURING THE ANNUAL MEETING IF YOU WISH TO DO SO.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. As discussed above, if you are a street name stockholder, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet, mobile device or by telephone;

•	completing and returning a later-dated proxy card;

•	notifying the Secretary of Beyond Meat, Inc., in writing, at Beyond Meat, Inc., 119 Standard Street, El Segundo, California 90245; or

•	attending and voting electronically at the virtual Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Ethan Brown (our President and Chief Executive Officer), Mark J. Nelson (our Chief Financial Officer and Treasurer) and Teri L. Witteman (our General Counsel and Secretary) have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is postponed, adjourned or continued, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 10, 2020 to all stockholders entitled to vote at the Annual Meeting.
Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and the cost of our annual meetings of stockholders.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks and other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my broker, bank or other nominee vote my shares if I fail to provide timely directions?
Brokers, banks and other nominees holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending December 31, 2020. Your broker, bank or other nominee will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you. If the broker, bank or other nominee that holds your shares in street name returns a proxy card without voting on a non-routine proposal because it did not receive voting instructions from you on that proposal, this is referred to as a “broker non-vote.” Broker non‑votes are considered in determining whether a quorum exists at the Annual Meeting. The effect of broker non‑votes on the outcome of each proposal to be voted on at the Annual Meeting is explained above.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
What is the deadline to propose stockholder actions and director nominations for consideration at next year’s annual meeting of stockholders?
Rule 14a-8 Stockholder Proposals
As prescribed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders. For a Rule 14a-8 stockholder proposal to be timely and considered for inclusion in our proxy statement for our 2021 annual meeting of stockholders, the proposal must comply with all applicable requirements of Rule 14a-8 and our Secretary must receive the written proposal at our principal executive offices not later than December 11, 2020. Stockholder proposals should be addressed to:
Beyond Meat, Inc.
Attention: Secretary
119 Standard Street
El Segundo, California 90245

If a stockholder who has notified us of his, her or its intention to present a Rule 14a-8 stockholder proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, such proposal shall be disregarded and we are not required to present the proposal for a vote at such annual meeting.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Advance Notice Stockholder Proposals
Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proper proposal, including director nominations, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Any such advance notice stockholder proposal, including director nominations, must comply with all of the requirements set forth in our restated certificate of incorporation, Bylaws and applicable laws, rules and regulations. Our Bylaws provide that, for business to be properly brought before an annual meeting by a stockholder, (i) the stockholder must be a stockholder of record at the time of the giving of the notice, (ii) the stockholder must be entitled to vote at the meeting, (iii) the business must be a proper matter for stockholder action, and (iv) the stockholder must give timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. For an advance notice stockholder proposal, including director nominations, to be timely for our 2021 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices at the address listed directly above:

•	not earlier than January 21, 2021; and

•	not later than February 20, 2021.
In the event that we hold our 2021 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of an advance notice stockholder proposal must be received no earlier than the close of business on the 120th day before our 2021 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

•	the 90th day prior to our 2021 annual meeting of stockholders; or

•	the 10th day following the day on which public announcement of the date of the 2021 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present an advance notice stockholder proposal, including director nominations, at an annual meeting does not appear to present his, her or its proposal at such annual meeting, such proposal shall be disregarded and we are not required to present the proposal for a vote at such annual meeting.
You are advised to review our Bylaws, which contain additional requirements regarding advance notice stockholder proposals, including director nominations.
Availability of Bylaws
A copy of our Bylaws is available via the SEC’s website at https://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

What does being an “emerging growth company” mean?
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. These provisions include:

•	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

•
an exemption from compliance with any requirement that the Public Company Accounting Oversight Board (“PCAOB”) may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure about our executive compensation arrangements;

•	extended transition periods for complying with new or revised accounting standards; and

•	exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangement.
We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering (“IPO”). We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We expect to lose our EGC status upon the filing of our Form 10-K for the year ending December 31, 2020, when we expect to qualify as a Large Accelerated Filer based upon our current market capitalization according to Rule 12b-2 of the Exchange Act. Therefore, we have elected to use the adoption dates for new or revised accounting standards applicable to public companies beginning in the first quarter of 2020, but we intend to take advantage of certain of the other exemptions discussed above. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

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BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE
Board of Directors Composition
Under our restated certificate of incorporation, our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors is currently composed of nine members. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, disqualification or removal. Our restated certificate of incorporation provides that no director may be removed from our board of directors except for cause and only by the affirmative vote of the holders of at least two‑thirds of the voting power of the then-outstanding shares of stock.
Our board of directors is divided into three classes of directors each serving a staggered three-year term. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Directors are assigned to each class in accordance with resolutions adopted by our board of directors, with the number of directors in each class to be divided as nearly equal as reasonably possible. In the event of any increase or decrease in the authorized number of directors, each director then serving will continue as a director of the class of which the director is a member, and the newly created or eliminated directorships resulting from such increase or decrease will be apportioned by our board of directors among the three classes of directors so that no one class has more than one director more than any other class.
Our restated certificate of incorporation provides that, unless otherwise determined by our board of directors or as provided by law, any vacancy occurring on our board of directors and any newly created directorship resulting from any increase in the authorized number of directors will be filled by the affirmative vote of a majority of the directors then in office. Any director elected to fill a vacancy or a newly created directorship will hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires and until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.
Identification and Evaluation of Nominees for Directors
Our board of directors is responsible for nominating members for election to our board of directors and for filling vacancies on the board of directors that may occur between annual meetings of stockholders. Our nominating and corporate governance committee is responsible for identifying, evaluating and recommending candidates to our board of directors for board membership. Our nominating and corporate governance committee may use outside consultants to assist in identifying candidates. When formulating its board membership recommendations, our nominating and corporate governance committee may also consider advice and recommendations from stockholders, management and others as it deems appropriate. Stockholders who wish to recommend individuals for consideration by our nominating and corporate governance committee to become nominees for election to our board of directors may do so by delivering a written recommendation addressed to Beyond Meat, Inc., Attn: Secretary, 119 Standard Street, El Segundo, California 90245, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting.
With respect to such director nominee, submissions must include (i) the individual’s full name, age and business and residence address, (ii) the individual’s principal occupation or employment, (iii) the number of shares of our common stock beneficially owned by the individual and the date or dates such shares were acquired, (iv) all other information relating to the individual that would be required to be disclosed in the solicitations of proxies for the election of directors in an election contest or Section 14(a) under the Exchange Act, (v) whether such individual meets the independence requirements of Nasdaq and (vi) any additional information required by our Bylaws. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Historically, our nominating and corporate governance committee has not relied on third-party search firms to identify director candidates. Our nominating and corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our nominating and corporate governance committee is responsible for reviewing with our board of directors, on an annual basis, the independence, skills and characteristics of board members, and the skills and characteristics of the board as a whole, in determining whether to recommend incumbent directors for re-election. Under our corporate governance guidelines, nominees for director will be selected on the basis of, among other things, independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, willingness and ability to devote adequate time and effort to board responsibilities in the context of the existing composition, other areas that are expected to contribute to the board’s overall effectiveness and needs of our board of directors and its committees. Directors are expected to regularly attend meetings of our board of directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings.
Our nominating and corporate governance committee is responsible for developing and recommending to our board of directors for determination any specific minimum qualifications that must be met, any specific qualities or skills that are necessary for one or more of our board members to possess, and the desired qualifications, expertise and characteristics of our board members, with the goal of developing an experienced and highly qualified board. In evaluating potential candidates for our board of directors, our nominating and corporate governance committee will consider these factors, as well as director tenure, in light of the specific needs of our board of directors at that time. Our nominating and corporate governance committee, in making its recommendations, will also consider the number of other public company boards and other boards of which a prospective nominee is a member, as well as a prospective nominee’s other professional responsibilities. There is no fixed retirement age for directors, and there are no limits on the number of three-year terms that may be served by a director.
Our nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees.
The experiences, qualifications and skills of each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors that our board of directors considered in the nomination of such director are included below the directors’ individual biographies on the following pages. Our board of directors concluded that each nominee should serve as a director based on the specific experience and attributes listed below and the direct personal knowledge of each nominee’s previous service on our board of directors, including the insight each nominee brings to our board of directors’ functions and deliberations.

BOARD OF DIRECTORS EXPERIENCE AND SKILLS

✓	Managing High Growth Businesses	✓	Board and Executive Leadership

✓	Finance and Accounting	✓	Public Company Board Membership

✓	Risk Management	✓	Operation of Global Organizations

✓	Technology and Cyber Risk	✓	Sustainability and Corporate Responsibility

✓	Research, Development and Innovation	✓	Diversity

✓	Consumer Packaged Goods	✓	Entrepreneurship

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Information Regarding Directors
The following table sets forth the names, ages as of March 31, 2020, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors. Full biographical information follows the table.

NAME	CLASS	AGE	POSITION	DIRECTOR SINCE	CURRENT TERM EXPIRES	EXPIRATION OF TERM FOR WHICH NOMINATED	INDEPENDENT	AUDIT COMMITTEE	COMP. COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Directors with Terms expiring at the Annual Meeting/Nominees:
Seth Goldman(C)	I	54	Director	2013	2020	2023
Christopher Isaac “Biz” Stone	I	46	Director	2012	2020	2023	X
Kathy N. Waller(1)	I	61	Director	2018	2020	2023	X
Continuing Directors:
Ethan Brown	III	48	Founder, President, CEO and Director	2009	2022	-
Diane Carhart	III	65	Director	2016	2022	-	X
Raymond J. Lane(L)	III	73	Director	2015	2022	-	X
Bernhard van Lengerich	II	68	Director	2016	2021	-
Ned Segal(1)	II	45	Director	2018	2021	-	X
Donald Thompson	II	57	Director	2015	2021	-	X
______________________
Legend: (C) Chair of the Board | (L) Lead Independent Director |    Chair |    Member |    Audit Committee Financial Expert

(1)
Effective October 23, 2019, in connection with the resignation of Gregory Bohlen from our board of directors, our board of directors reduced the size of the board from ten to nine members and designated Mr. Segal, who was previously designated as a Class III director, as a Class II director, and appointed Ms. Waller to our nominating and corporate governance committee.

Nominees for Director
SETH GOLDMAN
Chair of the Board
Seth Goldman joined Beyond Meat as a member of our board of directors in February 2013. Mr. Goldman served as Executive Chair of Beyond Meat from February 2013 through February 2020. Mr. Goldman has served as Founder and Chief Change Agent of Eat the Change, including PLNT Burger, a quick-serve restaurant concept, since March 2020. Mr. Goldman was the TeaEO Emeritus and Innovation Catalyst for The Coca-Cola Company’s Venturing & Emerging Brands, a part-time position he held from November 2015 through December 2019. Mr. Goldman co-founded Honest Tea Inc., a bottled organic tea company, in February 1998, which was later sold to The Coca-Cola Company, and previously served as Honest Tea’s President and TeaEO until 2015.
In 2015, Mr. Goldman was named the #1 Disruptor by Beverage World and Beverage Executive of the Year by Beverage Industry magazine. He has also been recognized as an Ernst & Young Entrepreneur of the Year and by the Washington DC Business Hall of Fame. In 2018, Partnership for a Healthier America recognized Mr. Goldman with its Visionary CEO award. Mr. Goldman is the co-chair of the Yale School of Management’s Entrepreneurship Advisory Board and serves on the advisory boards of Ripple Foods, a dairy-free plant-based milk company (November 2015 to present), and Bethesda Green, a local sustainability non-profit he co-founded (January 2008 to

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present). He also served on the advisory board of the American Beverage Association (2013 until 2019) and the Yale School of Management (July 2013 to March 2020).
Mr. Goldman has a BA degree in Government from Harvard College and a Masters of Private & Public Management degree from Yale School of Management and is a Henry Crown Fellow of the Aspen Institute. We believe that Mr. Goldman is qualified to serve on our board of directors due to his extensive experience working at fast-growing brands in the food and beverage industry, his experience founding and building an entrepreneurial company and his knowledge of sustainable business practices.
CHRISTOPHER ISAAC “BIZ” STONE
Chair of the Nominating and Corporate Governance Committee
Christopher Isaac “Biz” Stone has served as a member of our board of directors since January 2012. Mr. Stone is a Co-founder of Twitter, Inc. (NYSE: TWTR) where he has served as Creative Director since 2006 with a hiatus as Advisor between 2012 and 2017. Mr. Stone was the Co-Founder and Chief Executive Officer at Jelly Industries, Inc. from January 2013 to March 2017. Mr. Stone served as Special Advisor to the founders of Pinterest from March 2017 to March 2018, has been a Visiting Fellow at Oxford University since August 2015, has served as an advisor to The Global AI Council since August 2018, and is an active angel investor in companies such as Slack, Square, and Intercom. In addition to Twitter, Inc., Mr. Stone co-founded A Medium Corporation in January 2012, which provides an online publishing platform, and has served as a member of its board of directors since January 2012 and as Creative Director from February 2012 to April 2013.
Mr. Stone was also Chairman of the Board of Polaroid Swing, Inc. from July 2016 to November 2017 and was an independent director of Workpop, Inc. from September 2014 until May 2017. His honors include Inc. magazine’s Entrepreneur of the Decade, TIME magazine’s 100 Most Influential People in the World, GQ magazine’s Nerd of the Year and The Economist’s “Innovation Award.” We believe that Mr. Stone is qualified to serve on our board of directors due to his extensive experience in working with entrepreneurial companies.
KATHY N. WALLER
Chair of the Audit Committee
Member of the Nominating and Corporate Governance Committee
Kathy N. Waller has served as a member of our board of directors since November 2018. Ms. Waller retired from The Coca-Cola Company (NYSE: KO) in March 2019 after more than 30 years of service, most recently as Executive Vice President, Chief Financial Officer and President, Enabling Services prior to her retirement. Ms. Waller joined The Coca-Cola Company in 1987 as a senior accountant in the Accounting Research Department and served in a number of accounting and finance roles of increasing responsibility. From July 2004 to August 2009, Ms. Waller served as Chief of Internal Audit. In December 2005, she was elected Vice President of The Coca-Cola Company, and in August 2009, she was elected Controller. In August 2013, she became Vice President, Finance and Controller, assuming additional responsibilities for corporate treasury, corporate tax and finance capabilities, and served in that position until April 2014, when she was appointed Chief Financial Officer and elected Executive Vice President. Ms. Waller assumed expanded responsibility for The Coca-Cola Company’s strategic governance areas when she was also appointed to serve as President, Enabling Services, on May 1, 2017.
Ms. Waller has been a member of the board of directors of Delta Air Lines, Inc. (NYSE: DAL) since July 2015, and currently serves on its Audit, Corporate Governance and Safety & Security Committees. Ms. Waller has been a member of the board of directors of CGI Inc. (NYSE: GIB) since December 2018 and currently serves on its Audit and Risk Management Committee. Ms. Waller joined the board of directors of Cadence Bancorporation in May 2019. Previously she served on the board of directors of Coca-Cola FEMSA, S.A.B. de C.V and Monster Beverage Corporation. In addition, she is a member of the Board of Trustees of Spelman College and The Woodruff Arts Center. She received a BA degree in History from the University of Rochester and an MBA in Accounting and Finance from the Simon Business School at the University of Rochester. We believe that Ms. Waller is qualified to serve on our board of directors because she has more than 30 years of experience in accounting and finance at a major public company.

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Continuing Directors
ETHAN BROWN
Founder, President and Chief Executive Officer
Ethan Brown is the founder of Beyond Meat and has served as our President and Chief Executive Officer and as a member of our board of directors since our inception in 2009. He also served as our Secretary since our inception to September 2018. Mr. Brown began his career with a focus on clean energy and the environment, serving as an energy analyst for the National Governors’ Center for Best Practices. He then joined Ballard Power Systems (NASDAQ: BLDP), a hydrogen fuel-cell company, being promoted from an entry-level manager to reporting directly to the Chief Executive Officer before leaving to found Beyond Meat.
Mr. Brown also created and opened a center for fuel reformation and has held several industry positions, including Vice Chairman of the Board at The National Hydrogen Association and Secretary of the United States Fuel Cell Council. He is a Henry Crown Fellow at the Aspen Institute and, along with Beyond Meat, is the recipient of the United Nation’s highest environmental accolade, Champion of the Earth (2018). Mr. Brown holds an MBA from Columbia University, an MPP with a focus on Environment from the University of Maryland and a BA in History and Government from Connecticut College. We believe Mr. Brown’s strategic vision for our company and his expertise in technology and business operations makes him qualified to serve on our board of directors.
DIANE CARHART
Member of the Audit Committee
Diane Carhart has served as a member of our board of directors since January 2016. Ms. Carhart joined Stonyfield Farm, Inc., an organic yogurt maker, as Chief Financial Officer in April 1992, and also began serving as Chief Operating Officer in August 2006. Ms. Carhart has a BS degree in Accounting from the University of Connecticut and an MBA degree with a finance concentration from Boston University. We believe that Ms. Carhart is qualified to serve on our board of directors because she has more than 40 years in accounting, finance and operations management with 26 years in the food industry.
RAYMOND J. LANE
Lead Independent Director
Member of the Compensation Committee
Raymond J. Lane has served as a member of our board of directors since February 2015. Mr. Lane has been a Managing Partner at GreatPoint Ventures, a venture capital firm since March 2015. Mr. Lane has served as a Partner Emeritus and Advisor of Kleiner, Perkins, Caufield & Byers LLC, a venture capital firm, since April 2013 and was a Managing Partner of Kleiner, Perkins, Caufield & Byers LLC from September 2000 to April 2013. Mr. Lane has served on the board of directors of Hewlett Packard Enterprise Company (NYSE: HPE) from November 2015 to the present and is currently a member of its Technology Committee. In addition, Mr. Lane previously served as executive Chairman of Hewlett-Packard Company from September 2011 to April 2013 and as non-executive Chairman of Hewlett-Packard Company from November 2010 to September 2011.
Prior to joining Kleiner Perkins, Mr. Lane was President and Chief Operating Officer and a director of Oracle Corporation, a software company. Mr. Lane serves on the Board of Trustees of Carnegie Mellon University, including as Chairman of the Board from July 2009 to July 2015. He also serves on the board of directors of Special Olympics International. Mr. Lane holds a BS degree in Mathematics and an honorary Ph.D. in Science from West Virginia University. We believe that Mr. Lane is qualified to serve on our board of directors due to his experience in working with entrepreneurial companies and his experience on other public company boards of directors.
BERNHARD VAN LENGERICH, Ph.D.
Bernhard van Lengerich, Ph.D., has served as a member of our board of directors since November 2016. Dr. van Lengerich joined General Mills, Inc. (NYSE: GIS), a multinational manufacturer and marketer of branded consumer food, in 1994 and was the Chief Scientific Officer and Vice President for Technology Strategy from 2007 until his retirement from General Mills in March 2015.
Dr. van Lengerich is the founder of Seeding the Future Foundation, a 501(c)(3) organization focusing on food security in sub-Saharan Africa. He also founded Food System Strategies, LLC in 2015, pursuant to which he provides strategic advisory services to companies along the food value chain. Dr. van Lengerich served in an advisory role through Food System Strategies, LLC as our interim Chief Technical Officer and head of Research, Development and Innovation from February 2016 to February 2017 and provided advisory services to us pursuant

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to an advisor agreement with Food System Strategies, LLC from October 2015 through December 2019. At General Mills, he led the development of key enabling capabilities resulting in both new product innovations driving top line growth and major productivity benefits for General Mills’ Holistic Margin Management program. He also led a new Game Changer program and created a novel “Cashless Venturing” initiative, enabling faster and more disruptive innovations. Dr. van Lengerich is inventor/co-inventor of over 150 national and international patents and patent applications and he is an IFT Fellow.
Dr. van Lengerich has MS and Ph.D. degrees in Food and Biotechnology from the Technical University of Berlin, which awarded him an Honorarium Professorship and where he also teaches Extrusion Processing. We believe that Dr. van Lengerich is qualified to serve on our board of directors due to his experience in the food industry and strong food science and technology background.
NED SEGAL
Member of the Audit Committee
Ned Segal has served as a member of our board of directors since November 2018. Mr. Segal has served as the Chief Financial Officer of Twitter, Inc. (NYSE: TWTR) since August 2017. From January 2015 to August 2017, Mr. Segal served as Senior Vice President of Finance of Intuit Inc. (NASDAQ: INTU), a small business and financial software company. From April 2013 to January 2015, Mr. Segal served as Chief Financial Officer of RPX Corporation, a former publicly traded company that provides patent risk management and discovery services. From 1996 to April 2013, Mr. Segal held various positions at The Goldman Sachs Group, Inc. (NYSE: GS), most recently as Head of Global Software Investment Banking. Mr. Segal holds a BS degree in Spanish from Georgetown University. We believe that Mr. Segal is qualified to serve on our board of directors because of his experience in finance at a number of major public companies.
DONALD THOMPSON
Chair of the Compensation Committee
Donald Thompson has served as a member of our board of directors since October 2015. Mr. Thompson is the Founder and Chief Executive Officer of Cleveland Avenue, LLC, which he founded in 2015. Mr. Thompson served as Chief Executive Officer and President of McDonald’s Corp. (NYSE: MCD) from July 2012 to March 2015 and as Chief Operating Officer of McDonald’s Corp. from January 2010 to June 2012.
Mr. Thompson has been a member of the board of directors of Northern Trust Corporation (NASDAQ: NTRS), a financial services company, since March 2015, and currently serves on its Audit and Executive Committees, and as Chair of its Capital Governance Committee. Mr. Thompson has been a member of the board of directors of Royal Caribbean Cruises Ltd. (NYSE: RCL), a global cruise company, since May 2015, and currently serves on its Talent and Compensation and Safety, Environment and Health Committees. Mr. Thompson has been a member of the Advisory Board of DocuSign, Inc. (NASDAQ: DOCU), an electronic signature technology company, since February 2016. He serves on the Board of Trustees of Northwestern Memorial Hospital, Cleveland Avenue Foundation for Education and Purdue University (July 2009 to present). Mr. Thompson served as a member of the board of directors of McDonald’s Corp. from January 2011 to March 2015 and as a member of the board of directors of Exelon Corporation (NYSE: EXC), an energy company, from May 2007 to April 2013.
Mr. Thompson has a BS degree in Electrical Engineering from Purdue University and a Doctor of Science degree from Excelsior College in Albany, New York. We believe that Mr. Thompson is qualified to serve on our board of directors due to his experience in the food industry and his experience on other public company boards of directors.

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Corporate Governance Strengths
We are committed to good corporate governance, which promotes the long-term interests of our stockholders and strengthens our board of directors and management accountability and helps build public trust in Beyond Meat. Highlights of our corporate governance practices include the following:

✓ Over 60% of directors are independent	✓ Lead independent director

✓ Single class of stock with equal voting rights	✓ 100% independent committee members

✓ No hedging of company securities by directors or officers with limited exceptions for pledging	✓ Diverse board and robust director nominee selection process

✓ Director participation in orientation and continuing education	✓ Robust code of business conduct and ethics and corporate governance guidelines

✓ Risk oversight by full board and committees	✓ Annual board of directors and committee self‑evaluations

✓ Periodic reviews of committee charters, code of business conduct and ethics and corporate governance guidelines	✓ All audit committee members qualify as “audit committee financial experts” under SEC rules

Director Independence
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. To be considered to be independent for purposes of Rule 10A-3 and under Nasdaq rules, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board of directors committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. To be considered independent for purposes of Rule 10C-1 and under Nasdaq rules, our board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors determined that each of Messrs. Bohlen, Lane, Stone, Thompson and Segal and Mses. Carhart and Waller do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules of the SEC and the listing standards of Nasdaq,

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while each of Messrs. Brown and Goldman and Dr. van Lengerich are not independent under Nasdaq’s independence standards. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the transactions involving them described in the section titled “Related Person Transactions.” There are no family relationships among any of our directors or executive officers.
Board of Directors Leadership Structure
Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as our company continues to grow. Under our corporate governance guidelines, our board of directors does not require the separation of the offices of the chairperson and the chief executive officer. Our board of directors may choose its chairperson in any way that it considers in the best interests of our company.
Currently, Seth Goldman serves as chair of the board and Ethan Brown serves as chief executive officer. Mr. Goldman served as executive chair from February 2013 through February 2020. Raymond J. Lane serves as our lead independent director. Our chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while our chair of the board provides guidance to our chief executive officer and presides over meetings of the full board of directors. Our board of directors believes that this overall structure of a separate chair of the board and chief executive officer, combined with a lead independent director, results in an effective balancing of responsibilities, experience and independent perspectives that meets the current corporate governance needs and oversight responsibilities of our board of directors.
Our board of directors has concluded that the current leadership structure is appropriate at this time. However, our nominating and corporate governance committee will periodically consider this leadership structure and make recommendations to the board of directors with respect thereto as our nominating and corporate governance committee deems appropriate.
Lead Independent Director
Under our Bylaws, our board of directors may, in its discretion, elect a lead independent director from among its members that are independent directors. Raymond J. Lane currently serves as our lead independent director.
Under our Bylaws, our lead independent director will preside at all meetings at which the chairperson of the board is not present, may call special meetings of our board of directors, and will exercise such other powers and duties as may be assigned by our board of directors. Under our corporate governance guidelines, our lead independent director will, among other things, preside over executive sessions of the independent directors; serve as a liaison between the chairperson and the independent directors; consult with the chairperson regarding information sent to our board of directors in connection with its meetings; have the authority to call meetings of our board of directors and meetings of the independent directors; be available under appropriate circumstances for consultation and direct communication with stockholders; and perform such other functions and responsibilities as requested by our board of directors from time to time. Our lead independent director will also encourage direct dialogue between all directors (particularly those with dissenting views) and management.
Role of the Board in Risk Oversight
One of the key functions of our board of directors is to oversee our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address the risks inherent in their respective areas of oversight. This risk process includes regular discussions with management about our major risk exposures, their potential impact on our business and management strategies for adequately mitigating and managing identified risks.
In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements as well as cybersecurity risks. Our compensation committee assesses and

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monitors whether any of our compensation policies and programs has the potential to encourage excessive risk‑taking. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and corporate governance.
Executive Sessions of Independent Directors
To encourage and enhance communication among independent directors, and as required under applicable Nasdaq rules, our independent directors will meet in regularly scheduled executive sessions, on a periodic basis but no less than twice a year, at which only independent directors are present. The lead independent director presides at such executive sessions. Any independent director can request that an additional executive session be scheduled.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines that address items such as:

•    director qualifications and criteria;
•    size and composition of the board;
•    director independence;
•    chairperson of the board and lead independent director;
•    board meetings;
•    director responsibilities and selection;
•    employee and stockholder communications
with our board of directors;
•    executive sessions;
•    board of directors committees;

•    attendance at annual meeting of stockholders;
•    director compensation;
•    director orientation and continuing education;
•    director access to officers and employees and authority to retain and access advisors;
•    succession planning;
•    CEO and executive officer performance reviews;
•    performance evaluation of our board of directors
and its committees;
•    conflicts of interest; and
•    director and senior executive stock ownership.

Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, contractors and consultants. Our code of business conduct and ethics is available under the “Investors” section of our website at https://investors.beyondmeat.com. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, or our directors on the same website. We will also provide a copy of our code of business conduct and ethics, free of charge, to any stockholder upon written request to Beyond Meat, Inc., 119 Standard Street, El Segundo, California 90245.

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Our code of business conduct and ethics addresses items such as:

•    legal compliance;
•    insider trading;
•    international business laws;
•    lawsuits, legal proceedings and record preservation;
•    conflicts of interest;
•    corporate opportunities;
•    financial integrity and public reporting;

•    conduct of senior financial employees;
•    gifts and entertainment;
•    political contributions;
•    competition and fair dealing;
•    confidentiality;
•    media contacts and public communications; and
•    equal opportunity.

Director Orientation and Continuing Education
Our company provides for an orientation process for new directors that includes background material, meetings with senior management and visits to company facilities. The Board encourages all directors to stay abreast of developing trends for directors from the variety of sources available. Directors may be expected, based on the recommendations of our nominating and corporate governance committee, to participate in continuing educational programs relating to our company’s business, corporate governance or other issues pertaining to their directorships in order to maintain the necessary level of expertise to perform their responsibilities as directors.
Meetings of the Board of Directors
Our board of directors held seven meetings (including regularly scheduled and special meetings) and acted by written/electronic consent four times during 2019. No director attended fewer than 75% of the total number of meetings of our board of directors and of any board committees of which he or she was a member during 2019. Under our corporate governance guidelines, directors are invited and encouraged to attend our annual meeting of stockholders, either in person, telephonically or virtually. The Annual Meeting is our first annual meeting of stockholders as a public company.
Board Committees
Our board of directors has an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. Copies of the charters for each standing committee are available under the “Investors” section of our website at https://investors.beyondmeat.com. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.
In addition to our standing committees, during 2019, we formed pricing committees in connection with our IPO completed in May 2019 and our secondary offering completed in August 2019 (“Secondary Offering”). No additional compensation was paid to our non-employee directors who served on these pricing committees.

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Membership and Functions of the Committees of the Board

AUDIT COMMITTEE Members: Kathy N. Waller, Chair Diane Carhart Ned Segal Number of Meetings Held in 2019: 6
Our audit committee’s responsibilities include:
•
selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
helping to ensure the independence and overseeing performance of the independent registered public accounting firm;
•
reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;
•
reviewing our financial statements and our critical accounting policies and estimates;
•
reviewing the adequacy and effectiveness of our internal controls;
•
developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls, or audit matters;
•
overseeing our policies on risk assessment and risk management;
•
overseeing compliance with our code of business conduct and ethics;
•
reviewing related-party transactions; and
•
pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.
Each member of our audit committee meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Our board of directors has determined that all three members of our audit committee are “audit committee financial experts” as such term is defined under the SEC rules implementing SOX Section 407.

COMPENSATION COMMITTEE Members: Donald Thompson, Chair Raymond J. Lane Number of Meetings Held in 2019: 5
Our compensation committee’s responsibilities include:
•
reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers, including our chief executive officer;
•
reviewing and approving any change in control, severance or termination arrangements with our executive officers;
•
reviewing, approving and administering incentive compensation and equity compensation plans;
•
reviewing and approving our overall compensation philosophy; and
•
making recommendations regarding non-employee director compensation to our full board of directors.
Each member of our compensation committee meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. In addition, each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 of the Exchange Act.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Members: Christopher Isaac “Biz” Stone, Chair Kathy N. Waller Number of Meetings Held in 2019: 1
Our nominating and corporate governance committee’s responsibilities include:
•
identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;
•
overseeing the evaluation and the performance of our board of directors and of individual directors;
•
considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•
overseeing our corporate governance practices;
•
contributing to succession planning; and
•
developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.
Each member of our nominating and corporate governance committee meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Former director, Gregory Bohlen, served on our nominating and corporate governance committee during 2019 until his resignation from our board of directors on October 23, 2019, at which time Ms. Waller was appointed to this committee.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Communications with the Board of Directors
Stockholders and other interested parties may communicate with our board of directors as a whole, the chairperson, lead independent director or the independent directors as a group, by writing to our board of directors c/o Chief Financial Officer, Beyond Meat, Inc., 119 Standard Street, El Segundo, California 90245. All mail received will be opened and communications that relate to matters that are within the scope of the responsibilities of our board of directors will be forwarded to the chairperson, the lead independent director or the independent directors as a group, as applicable. If the correspondence is addressed to our board of directors, the chairperson will share it with the other board members if the chairperson determines it is appropriate for our board of directors to review such correspondence.
Director Compensation
Prior to our IPO, we did not have a formal compensation policy for our non-employee directors, or a formal policy of reimbursing expenses incurred by our non-employee directors in connection with their board service. However, we did reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at board of directors or committee meetings. We also occasionally granted stock options to our non-employee directors.
Our outside director compensation policy, which became effective upon the closing of our IPO on May 6, 2019, was developed with Compensia, Inc., an independent compensation consulting firm (“Compensia”). Under this policy, we compensate non-employee directors for their service on our board of directors with a combination of cash and equity awards under our 2018 Equity Incentive Plan (the “2018 Plan”), the amounts of which are intended to be commensurate with their role and involvement. The compensation program for our non-employee directors is intended to provide a total compensation package that enables us to attract and retain qualified and experienced

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individuals to serve as directors and to align our directors’ interests with those of our stockholders. Directors are also reimbursed for their reasonable expenses for attending board and committee meetings.
Directors who are also our employees receive no additional compensation for their service as directors. During 2019, Mr. Brown, our founder, president and chief executive officer, and Mr. Goldman, our chair of the board, who served as our executive chair and provided services under a consulting agreement, did not receive compensation under our outside director compensation policy.
Our compensation committee, which is comprised solely of independent directors, has the primary responsibility for reviewing and making recommendations to our board of directors as to non-employee director compensation. Our compensation committee has periodically reviewed and assessed the level, type and form of compensation paid to our non-employee directors. When completing its review prior to our IPO, our compensation committee considered the results of an analysis completed by Compensia that included non-employee director compensation trends and data from companies comprising our executive officer compensation peer group. As a result of that analysis, our compensation committee recommended and our board of directors approved our outside director compensation program on the terms described below.
Cash Compensation
Under our outside director compensation policy, we pay our non-employee directors an annual cash retainer for service on our board of directors and an additional annual cash retainer for service on each committee on which the director is a member, payable in equal quarterly installments in arrears, pro-rated based on the days served in the applicable quarter. Our chair of the board, lead independent director and chair of each committee receive higher annual cash retainers for service in such roles. The cash compensation paid to our non-employee directors for service on our board of directors and for service on each committee of our board of directors on which the director is a member is as follows:

BOARD COMMITTEE	MEMBER ANNUAL CASH RETAINER	CHAIRPERSON ANNUAL CASH RETAINER(1)	LEAD INDEPENDENT DIRECTOR ANNUAL CASH RETAINER(1)
Board of Directors	$40,000	$67,500	$48,000
Audit Committee	$7,500	$17,500	$—
Compensation Committee	$5,000	$10,000	$—
Nominating and Corporate Governance Committee	$3,000	$8,000	$—
______________________

(1)	In lieu of amount shown in member annual cash retainer column.

Equity Compensation
Initial Grant
Under our outside director compensation policy, each non-employee director elected or appointed to our board of directors for the first time is entitled to receive two restricted stock unit (“RSU”) awards upon the date of his or her initial election or appointment as a non-employee director. The first RSU award will have a grant date fair value of $195,000 and will vest in equal monthly installments over the 3-year period following the grant date, subject to the director continuing in service through the applicable vesting date. The second RSU award will have a grant date fair value $105,000, pro-rated based on the number of full months that are expected to lapse between the non-employee director’s election or appointment to our board of directors and the next annual meeting of stockholders, and will vest in substantially equal monthly installments over such pro-rated period, subject to the director continuing in service through the applicable vesting date.
Annual Grant
On the date of each annual meeting of stockholders, each director whose service as a non-employee member of our board of directors will continue following such annual meeting will be granted an RSU award having a grant

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date fair value of $105,000. This RSU award will vest in equal monthly installments over the 12-month period following the grant date, subject to the director continuing in service through the applicable vesting date.
Vesting Acceleration
Non-employee directors’ RSU awards will vest in full immediately prior to, and contingent upon, a change in control of the company if the non-employee director remains in continuous service as a member of the board of directors until immediately prior to the change in control.
Award Limitations
The 2018 Plan contains the following maximum limits on the size of the equity awards that can be granted to each of our non-employee directors in any calendar year: total calendar year equity awards may not, when taken together with cash compensation received for service as a non-employee director for such calendar year, exceed $650,000 (or $900,000 in the non-employee director’s first calendar year of service as such). These maximum limits do not reflect the intended size of any potential grants or a commitment to make any equity award grants to our non-employee directors in the future. For purposes of the foregoing limit, the value of stock options and stock appreciation rights will be calculated using the Black-Scholes valuation methodology on the date of grant, and the value for all other types of equity awards will be determined by either (i) calculating the product of the fair market value per share on the date of grant and the aggregate number of shares subject to the award, or (ii) calculating the product using an average of the fair market value over a number of trading days and the aggregate number of shares subject to the award.
Non-Employee Director Compensation Table
The following table provides information for all compensation awarded to, earned by or paid to each person who served as a non-employee director in the year ended December 31, 2019. As a named executive officer, the compensation received by Mr. Brown is shown below in “Executive Compensation: Summary Compensation Table.”

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Gregory Bohlen(4)	—	—	—	—	—	—
Diane Carhart	31,688	—	—	—	—	31,688
Seth Goldman(5)	—	—	1,409,661	121,260	242,524	1,773,445
Raymond J. Lane	35,358	—	—	—	—	35,358
Bernhard van Lengerich(6)	26,685	—	—	—	120,000	146,685
Michael A. Pucker(7)	—	106,504	—	—	15,978	122,482
Ned Segal	31,688	—	—	—	—	31,688
Christopher Isaac “Biz” Stone	32,022	—	—	—	—	32,022
Donald Thompson	33,356	—	—	—	—	33,356
Kathy N. Waller(8)	38,922	—	—	—	—	38,922
______________________

(1)
Includes all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees. Amounts prorated from May 1, 2019 (the date on which we started paying annual cash fees to our non-employee directors) through December 31, 2019, based on number of days of board or committee service over such period.

(2)
We granted Mr. Pucker 605 RSUs pursuant to this award, of which 202 RSUs vested and 403 RSUs were forfeited upon termination of Mr. Pucker’s consulting agreement with us effective as of December 18, 2019. As of December 31, 2019, none of our non-employee directors held any outstanding RSU awards. The dollar amount reported in this column represents the aggregate grant date fair value for financial statement reporting purposes of the RSU award granted in 2019 under the 2018 Plan, as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The grant date fair value of the RSU award is measured based on the

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

closing price of our common stock on the date of grant excluding the impact of estimated forfeitures. This amount does not reflect the actual economic value that was realized upon the vesting of the award or may be realized upon the sale of the common stock underlying such award.

(3)
The dollar amount reported in this column represents the aggregate grant date fair value for financial statement reporting purposes of stock options granted in 2019 under the 2018 Plan, as calculated in accordance with FASB ASC Topic 718. This amount does not represent the actual economic value that may be realized upon the exercise of the award or the sale of the common stock underlying such award. There can be no assurance that this reported amount will ever be realized. The valuation assumptions we used in calculating the fair value of these stock options are set forth in Note 8 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on March 19, 2020 (the “2019 Form 10-K”). As required by SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. As of December 31, 2019, the following non-employee directors held outstanding stock option awards: Mr. Goldman (163,889), Ms. Carhart (28,436), Mr. Segal (16,734) and Ms. Waller (16,734). No other non-employee directors held outstanding stock option awards as of December 31, 2019.

(4)	Mr. Bolen resigned as one of our directors effective October 23, 2019. Mr. Bohlen waived payment of $20,624 in non-employee director fees for service during his term as a director in 2019.

(5)
Mr. Goldman, our chair of the board, who served as our executive chair and provided services under a consulting agreement, did not receive cash compensation under our outside director compensation policy in 2019. Non-equity incentive plan compensation reflects bonus compensation under the Beyond Meat, Inc. Executive Incentive Bonus Plan (“Bonus Plan”), which became effective on April 30, 2019, the day immediately prior to the date on which our registration statement in connection with our IPO was declared effective by the SEC, which amount was awarded and paid in 2020 in recognition of 2019 performance. All other compensation reflects amounts earned under a consulting agreement with us for service in 2019, including amounts paid in 2020. Effective February 27, 2020, Mr. Goldman resigned as executive chair and the consulting agreement was terminated.

(6)
“All Other Compensation” reflects amounts earned under an advisor agreement with Food System Strategies, LLC for service by Dr. van Lengerich in 2019, including amounts paid in 2020. Effective December 31, 2019, we and Dr. van Lengerich agreed that the term of the advisor agreement would end.

(7)
Mr. Pucker resigned as one of our directors immediately prior to the effectiveness of the registration statement in connection with our IPO and did not receive any compensation under our outside director compensation policy in 2019. “All Other Compensation” includes cash fees earned in 2019 under a consulting agreement between Mr. Pucker and us entered into in July 2019 and terminated in December 2019. As described in footnote (2), we granted Mr. Pucker an award of 605 RSUs under this consulting agreement, of which 202 RSUs vested and 403 RSUs were forfeited upon termination of Mr. Pucker’s consulting agreement with us effective as of December 18, 2019. Mr. Pucker is also a partner of Latham & Watkins LLP, which firm provided legal services to us in 2019 and 2020. For additional information, please see “Related Person Transactions.”

(8)	Ms. Waller was appointed as a member of our nominating and corporate governance committee effective October 23, 2019 upon Mr. Bohlen’s resignation from our board of directors.

Director Compensation Arrangements
Seth Goldman
We entered into a consulting agreement with Seth Goldman on March 2, 2016, which was amended and restated on November 15, 2018 and further amended on April 8, 2019. Pursuant to the consulting agreement, we paid Mr. Goldman $20,210.33 per month for services rendered under the consulting agreement in 2019.
In April 2019, our board of directors approved option grants covering 105,000 shares of our common stock to Mr. Goldman, which became effective upon the effectiveness of the registration statement for our IPO. These option awards were granted on May 1, 2019 at an exercise price of $25.00 per share, which was equal to the initial public offering price of our common stock in the IPO. The options vest over four years as follows: 25% of the total shares vest and become exercisable on May 1, 2020 and 1/48th of the total shares vest and become exercisable in monthly installments thereafter such that the options will be fully vested and exercisable on May 1, 2023, subject to Mr. Goldman’s continued service through the applicable vesting date.
Effective February 27, 2020, Mr. Goldman resigned as our executive chair and we terminated the consulting agreement. Following such resignation, Mr. Goldman has continued to serve in his capacity as a Class I director and our chair of the board, and is entitled to receive compensation under our outside director compensation policy described above. For additional information, please see “Related Person Transactions.”

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Bernhard van Lengerich
We first entered into an advisor agreement with Food System Strategies, LLC in October 2015. Bernhard van Lengerich, Ph.D. is the Chief Executive Officer of Food System Strategies, LLC. Pursuant to this advisor agreement, we paid Food System Strategies, LLC $4,000 for each day that Dr. van Lengerich provided services to us. In February 2016, we entered into a new advisor agreement with Food System Strategies, LLC, which superseded the original agreement, and provided for a $25,000 monthly retainer and a non-qualified stock option covering 532,590 shares of common stock, which vested in equal monthly installments over three years in consideration of Dr. van Lengerich providing services as our interim chief technical officer and the head of research and development, and the increased time commitment associated with these roles. In December 2016, the advisor agreement was amended to provide for a $10,000 monthly retainer to reflect the fact that Dr. van Lengerich would only be providing advisory services for five to six days a month going forward. Effective December 31, 2019, we agreed with Food System Strategies, LLC that the term of the advisor agreement would end. For additional information, please see “Related Person Transactions.”
Director and Officer Indemnification Agreements
We have entered, and may continue to enter into, separate indemnification agreements with our directors and executive officers, which provide indemnification in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. For additional information, please see “Related Person Transactions: Indemnification of Directors and Officers.”

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PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is currently composed of nine members. In accordance with our restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the Class I directors whose term is then expiring. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, disqualification or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Seth Goldman, Christopher Isaac “Biz” Stone and Kathy N. Waller as nominees for election as Class I directors at the Annual Meeting. If elected, Mr. Goldman, Mr. Stone and Ms. Waller will serve as Class I directors until our 2023 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal. Each of the nominees is currently a director of our company and has agreed to serve if elected. For information concerning the nominees, please see “Board of Directors and Corporate Governance: Nominees for Director.”
If you are a stockholder of record and you sign your proxy card or vote by telephone, mobile device or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Mr. Goldman, Mr. Stone and Ms. Waller. We expect that each of Mr. Goldman, Mr. Stone and Ms. Waller will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not vote your shares on this matter.
Vote Required
Our Bylaws state that, to be elected, a nominee must receive a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder withholding or a broker non‑vote) will have no effect on the outcome of this proposal.
Full details of our plurality voting policy for nominees are set forth in our Bylaws. A copy of our Bylaws is available via the SEC’s website at https://www.sec.gov.

The Board recommends a vote FOR each of the nominees named above.

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PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2020. Deloitte has served as our independent registered public accounting firm since 2015.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2020. Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by Delaware law, our restated certificate of incorporation or Bylaws. However, our audit committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Deloitte and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Deloitte, our board of directors may reconsider the appointment. Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by Deloitte for the years ended December 31, 2019 and 2018.

(in thousands)	2019	2018
Audit Fees(1)	$822,900	$862,700
Audit-Related Fees	$—	$—
Tax Fees(2)	$32,250	$29,962
All Other Fees(3)	$1,895	$1,895
Total Fees	$857,045	$894,557
______________________

(1)
Audit Fees consist of fees for professional services rendered in connection with the audit of our financial statements, including the audited financial statements presented in our 2019 Form 10-K, review of the interim financial statements included in our quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with regulatory filings or engagements for those years. This category also includes fees for services rendered in connection with our registration statements related to our IPO (approximately $177,500 for 2019 and $482,700 for 2018) and our Secondary Offering (approximately $145,000 for 2019), including comfort letters, consents and review of documents filed with the SEC.

(2)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning, including assistance regarding federal, state and international tax compliance.

(3)	All Other Fees consist of fees for permitted products and services other than those that meet the criteria above.

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PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Auditor Independence
In our year ended December 31, 2019, there were no other professional services provided by Deloitte, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte.
Pre-Approval Policies and Procedures
Consistent with requirements of the SEC and the PCAOB regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee pre-approves all audit and permissible non‑audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All services provided by Deloitte in 2019 and 2018 were pre-approved by our audit committee.
Vote Required
The ratification of the appointment of Deloitte requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting and are voted for or against the proposal. Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of the proposal. Broker non‑votes will also have no effect on the outcome of this proposal.

The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

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REPORT OF THE AUDIT COMMITTEE
The audit committee has reviewed and discussed the company’s audited financial statements for the year ended December 31, 2019 with management. The audit committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as currently in effect and as adopted by the PCAOB. The audit committee has also received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence. Based on the foregoing, the audit committee has recommended to our board of directors that such audited financial statements be included in the 2019 Form 10-K for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Kathy N. Waller (Chair)
Diane Carhart
Ned Segal
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of March 31, 2020. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

NAME	AGE	POSITION
Ethan Brown	48	Founder, President and Chief Executive Officer, Board Member
Mark J. Nelson	51	Chief Financial Officer and Treasurer
Sanjay C. Shah	51	Chief Operating Officer
Charles Muth	64	Chief Growth Officer
Dariush Ajami, Ph.D.	45	Chief Innovation Officer
Teri L. Witteman	51	General Counsel and Secretary
Stuart Kronauge	50	Chief Marketing Officer
Cari Soto	43	Chief People Officer
ETHAN BROWN
Founder, President and Chief Executive Officer, Board Member
Ethan Brown is the founder of Beyond Meat and has served as our President and Chief Executive Officer and as a member of our board of directors since our inception in 2009. He also served as our Secretary since our inception to September 2018. Mr. Brown began his career with a focus on clean energy and the environment, serving as an energy analyst for the National Governors’ Center for Best Practices. He then joined Ballard Power Systems (NASDAQ: BLDP), a hydrogen fuel-cell company, being promoted from an entry-level manager to reporting directly to the Chief Executive Officer before leaving to found Beyond Meat. Mr. Brown also created and opened a center for fuel reformation and has held several industry positions, including Vice Chairman of the Board at The National Hydrogen Association and Secretary of the United States Fuel Cell Council. He is a Henry Crown Fellow at the Aspen Institute and, along with Beyond Meat, is the recipient of the United Nation’s highest environmental accolade, Champion of the Earth (2018). Mr. Brown holds an MBA from Columbia University, an MPP with a focus on Environment from the University of Maryland and a BA in History and Government from Connecticut College.
MARK J. NELSON
Chief Financial Officer and Treasurer
Mark J. Nelson rejoined Beyond Meat as Chief Operating Officer and Chief Financial Officer in May 2017. In September 2018, he was also appointed Treasurer and Secretary and resigned his Chief Operating Officer position. He resigned as Secretary in May 2019. Mr. Nelson briefly served as Senior Vice President and Chief Financial Officer of Biolase (NASDAQ: BIOL), a medical device company, from March 2017 to May 2017. From February 2016 to March 2017, Mr. Nelson served as our Chief Operating Officer and Chief Financial Officer and from December 2015 to February 2016 served solely as our Chief Financial Officer. From April 2013 to November 2015, Mr. Nelson was Treasurer and Chief Financial Officer of Farmer Bros. Co. (NASDAQ: FARM), a manufacturer, wholesaler and distributor of coffee, tea, spices and culinary products. Prior to that, Mr. Nelson served as Chief Accounting Officer (April 2010 to April 2013), Vice President, Corporate Controller (June 2008 to April 2010) and Vice President and General Manager (June 2006 to May 2008) at Newport Corporation, a former publicly traded global supplier of advanced technology products and systems. He also worked at Thermo Fisher (NYSE: TMO), a biotechnology product development company, from June 2002 to October 2004, and began his career at General Electric Company (NYSE: GE) as a member of GE’s Financial Management Program. Mr. Nelson has a Bachelor of Business Administration from the University of Massachusetts at Amherst, and an MBA degree from Babson College.

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EXECUTIVE OFFICERS

SANJAY C. SHAH
Chief Operating Officer
Sanjay C. Shah joined Beyond Meat as Chief Operating Officer in September 2019. Before joining Beyond Meat, Mr. Shah served as Senior Vice President of Energy Operations at Tesla, Inc. from May 2018 to September 2019 where he was responsible for the worldwide Energy business and led the North America Sales/Services/Delivery for Automotive. From January 2011 to May 2018, Mr. Shah held a variety of leadership roles at Amazon.com, Inc., increasing in responsibility over time, including as regional director for various regions from January 2011 to July 2015, and as Vice President of North American Fulfillment Centers from July 2015 to May 2018 where he was instrumental in launching numerous new fulfillment centers during his tenure, implementing robotics technology, and achieving structural cost improvements through process and tools automation. Prior to Amazon, Mr. Shah served as Managing Director, Southeast Asia of MFG.com from September 2009 to January 2011 where he successfully launched Southeast Asia operations and led revenue and customer growth. From December 2000 to August 2009, he was an Executive Director at Dell Inc. managing sales and fulfillment operations, manufacturing, distribution and global growth of customer service. Mr. Shah currently serves as a member of the board for the Tauber Institute for Global Operations at the University of Michigan. Mr. Shah received his BS degree in Mechanical Engineering from the University of Tennessee.
CHARLES MUTH
Chief Growth Officer
Charles Muth joined Beyond Meat as Chief Growth Officer in May 2017. In addition to his role at Beyond Meat, Mr. Muth serves on the board of directors of Vive Organic, a maker of wellness shots. From January 2014 to January 2017, Mr. Muth led the creation of a new entrepreneurial sales and commercial organization within The Coca-Cola Company called Venturing & Emerging Brands as Senior Vice-President. From January 2010 to January 2017, Mr. Muth was Vice President of Sales at Honest Tea Inc. after its acquisition by The Coca-Cola Company. From February 2004 to January 2010, Mr. Muth was Senior Vice President of Sales and Marketing at The Philadelphia Coca-Cola Bottling Company. Prior to 2004, Mr. Muth served as the Vice President and General Manager of Joseph E. Seagram & Sons, Inc.’s global non‑alcoholic beverages business unit. Mr. Muth has a BS degree in Marketing and Management from Montclair State University and an MBA degree in Finance from Fairleigh Dickinson University.
DARIUSH AJAMI
Chief Innovation Officer
Dariush Ajami, Ph.D., joined Beyond Meat in June 2015. Since July 2018, Dr. Ajami has been Chief Innovation Officer of Beyond Meat. He served as Director of Chemistry from June 2015 to August 2016, Director of Research from August 2016 to August 2017 and Vice President of Innovation from August 2017 to July 2018. Prior to joining Beyond Meat, Mr. Ajami was an Assistant Professor of Molecular Assembly at The Scripps Research Institute and Skaggs Institute of Chemical Biology from July 2008 to June 2015, where he worked on the fundamentals of molecular assembly, natural products and their applications in therapeutic development. Mr. Ajami has a BS degree in Chemistry from Isfahan University, Iran, an MS degree in Organic Chemistry from the Chemistry and Chemical Engineering Research Center of Iran, and a Ph.D. degree in Organic Chemistry from Technical University of Brunswick (Technische Universität Braunschweig), Germany.
TERI L. WITTEMAN
General Counsel and Secretary
Teri L. Witteman joined Beyond Meat as General Counsel and Secretary in May 2019. Prior to her current role, Ms. Witteman was a partner with Musick, Peeler & Garrett LLP from April 2016 to May 2019, specializing in the areas of SEC compliance, corporate governance, and mergers and acquisitions. Before joining Musick Peeler, Ms. Witteman was an attorney with Anglin Flewelling Rasmussen Campbell & Trytten LLP from September 2004 to April 2016, having started her career with Latham & Watkins LLP in Los Angeles, where she focused on corporate finance and mergers and acquisitions. From December 2012 to September 2018, Ms. Witteman served as Secretary of Farmer Bros. Co. (NASDAQ: FARM), a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. Ms. Witteman received her Juris Doctor degree, Order of the Coif, from UCLA School of Law, and her BA degree in Economics, with honors and distinction, from the University of California, Berkeley.

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EXECUTIVE OFFICERS

STUART KRONAUGE
Chief Marketing Officer
Stuart Kronauge joined Beyond Meat as Chief Marketing Officer in January 2020. Ms. Kronauge has over 20 years of marketing and brand building experience at The Coca-Cola Company, most recently as President, Sparkling Business Unit from January 2019 to December 2019 serving as a driving force behind the growth and resurgence of sparkling brands such as Coca-Cola, Coke Zero, Diet Coke, Sprite and Fanta. During her tenure at Coca-Cola, Ms. Kronauge held numerous key roles in the company’s North America business, including President, Sparkling Brands and Senior Vice President of Marketing (January 2019 to July 2019); President of USA Operations (July 2017 to December 2018); Senior Vice President Brands and Marketing (January 2016 to July 2017); Senior Vice President, Customer Marketing (August 2014 to January 2016); Senior Vice President & General Manager Sparkling Brands; Senior Vice President, Coca-Cola Trademark Brands; and Vice President, Walmart & Sam’s Total Beverage Team/Team Lead. Ms. Kronauge served as a board member of the American Beverage Association from 2017 to 2019; the United Service Organizations, Inc. from 2018 to 2019; the Atlanta History Center from 2017 to 2019; and the Chick-fil-A Peach Bowl from 2016 to 2019. She currently serves on the University of North Carolina Kenan-Flagler Business School board of advisors. Ms. Kronauge received her BA degree from The University of North Carolina at Chapel Hill.
CARI SOTO
Chief People Officer
Cari Soto joined Beyond Meat in August 2017. Since August 2019, Ms. Soto has served as Beyond Meat’s Chief People Officer. She served as Vice President of Human Resources from August 2017 until August 2019. Ms. Soto also serves as an Adjunct Instructor at Loyola Marymount University (August 2013 to present) and served as Senior Director of Graduate Programs and Executive Education from March 2019 to July 2019. From December 2004 to August 2017, Ms. Soto held a variety of leadership roles at Murad, LLC, which was acquired in 2015 by Unilever PLC (NASDAQ: UL), a skincare company, increasing in responsibility over time, most recently as Senior Director of Human Resources and Corporate Social Responsibility. Ms. Soto currently serves as an advisory board member for the Dean’s Executive Council at Loyola Marymount University’s College of Business Administration. Ms. Soto has a BA degree in Psychology and an MBA degree from Loyola Marymount University as well as a certification in Corporate Social Responsibility from Harvard Business School.

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EXECUTIVE COMPENSATION
Overview
As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act.
Our named executive officers for 2019, determined in accordance with these rules were:

•	Ethan Brown, our Founder, President and Chief Executive Officer;

•	Sanjay C. Shah, our Chief Operating Officer; and

•	Teri L. Witteman, our General Counsel and Secretary.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs and arrangements summarized in this discussion.
Summary Compensation Table
The following table provides information regarding the compensation awarded to, earned by and paid to each of our named executive officers for the years indicated below:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(5)	ALL OTHER COMPENSATION ($)(6)	TOTAL ($)
Ethan Brown, Founder, President and Chief Executive Officer	2019	500,000	—	—	7,257,451	250,000	3,000	8,010,451
	2018	298,750	—	—	524,244	145,000	—	967,994
Sanjay C. Shah, Chief Operating Officer(7)	2019	125,000	450,000	2,896,213	3,127,351	62,500	11,156	6,672,220
Teri L. Witteman, General Counsel and Secretary(8)	2019	185,417	—	10,506,250	11,151,748	92,708	—	21,936,123
____________________

(1)	Represents base salaries earned by each of the named executive officers for the year indicated, prorated based on applicable start dates during the year.

(2)
Mr. Shah joined Beyond Meat as our Chief Operating Officer effective September 18, 2019. The amount reported in this column represents a one-time sign-on bonus equal to $450,000 paid to Mr. Shah pursuant to his offer letter with us, which amount is subject to clawback under certain circumstances. For additional information, please see “Narrative Disclosure to Summary Compensation Table: Executive Employment Arrangements: Sanjay C. Shah.”

(3)
The dollar amounts reported in this column represent the aggregate grant date fair value for financial statement reporting purposes of RSU awards granted in 2019 under the 2018 Plan, as calculated in accordance with FASB ASC Topic 718. The grant date fair value of each RSU award is measured based on the closing price of our common stock on the date of grant excluding the impact of estimated forfeitures. These amounts do not represent the actual economic value that may be realized by the named executive officers upon the vesting of the awards or the sale of the common stock underlying such awards. There can be no assurance that these reported amounts will ever be realized. For additional information on these awards, please see “Outstanding Equity Awards at Fiscal Year-End.”

(4)
The dollar amounts reported in this column represent the aggregate grant date fair value for financial statement reporting purposes of stock options granted under our 2011 Equity Incentive Plan (the “2011 Plan”), in the case of 2018 awards, and under our 2018 Plan, in the case of 2019 awards, in each case, as calculated in accordance with FASB ASC Topic 718.

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EXECUTIVE COMPENSATION

These amounts do not represent the actual economic value that may be realized by the named executive officers upon the exercise of the awards or the sale of the common stock underlying such awards. There can be no assurance that these reported amounts will ever be realized. The valuation assumptions we used in calculating the fair value of these stock option awards are set forth in Note 8 to our financial statements included in our 2019 Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on these awards, please see “Outstanding Equity Awards at Fiscal Year-End.”

(5)
Amounts reported in this column for 2019 represent performance bonuses approved and paid in 2020 in recognition of 2019 performance under our Bonus Plan based on achievement of certain corporate performance goals and objectives approved by our board of directors, including net revenues, gross profit and cash balances.

(6)	Amounts reported in this column in 2019 represent: (a) for Mr. Brown, $3,000 in company matching contributions under our 401(k) plan; and (b) for Mr. Shah, commuting expenses.

(7)
Amounts shown in the table for Mr. Shah exclude a share-settled sign-on award pursuant to Mr. Shah’s offer letter with us. In accordance with SEC guidance, this share-settled sign-on award is not included in this table as compensation for 2019 since it will not be earned until future years. For additional information, please see “Narrative Disclosure to Summary Compensation Table: Executive Employment Arrangements: Sanjay C. Shah.”

(8)
Ms. Witteman joined Beyond Meat as our General Counsel and Secretary effective May 20, 2019. Equity awards shown in the table above were approved by our compensation committee in connection with Ms. Witteman’s offer letter which was entered into prior to our IPO, and granted after our IPO resulting in a higher aggregate grant date fair value as calculated in accordance with FASB ASC Topic 718 due to the market price of our common stock on the date of grant. There can be no assurance that these reported amounts will ever be realized.

Narrative Disclosure to Summary Compensation Table
Executive Employment Arrangements
Each of our named executive officers is an at-will employee. Following is a description of the key terms of the employment agreements and offer letters (as applicable) with our named executive officers.
Ethan Brown
In January 2019, we entered into an amended and restated employment agreement with Mr. Brown. Pursuant to this agreement, Mr. Brown’s annual base salary was initially set at $500,000 and he is eligible for an annual target bonus opportunity of 50% of his base salary and certain change in control benefits. In February 2020, our compensation committee increased this annual target bonus opportunity to 100% of Mr. Brown’s base salary in light of competitive peer group data as well as other factors taken into account by our compensation committee. For additional information on the change in control severance benefits, please see “Severance Arrangements: Change in Control Severance Agreements.”
Sanjay C. Shah
In August 2019, we entered into an offer letter with Mr. Shah. Pursuant to the offer letter, Mr. Shah’s annual base salary was initially set at $440,000, and he is eligible for an annual target bonus opportunity which, for 2019, was 50% of his base salary, prorated based on the number of days he was employed by us in 2019. In February 2020, our compensation committee increased this annual target bonus opportunity to 60% of Mr. Shah’s base salary in light of competitive peer group data as well as other factors taken into account by our compensation committee.
In connection with the commencement of Mr. Shah’s employment, we paid Mr. Shah a one-time cash sign-on bonus of $450,000 in 2019. Mr. Shah is obligated to repay the full amount of the sign-on bonus if his employment terminates for any reason before the first anniversary of his start date.
In addition to the option grant and restricted stock unit grant described in “Option Grants” and “RSU Awards” below, pursuant to his offer letter, subject to the approval of our compensation committee, Mr. Shah will be issued fully vested shares of common stock on the first anniversary of his start date and on each quarterly anniversary thereafter through the second anniversary of his start date, in the following amounts: (i) total shares equal to $3.5 million divided by the average closing price on the first anniversary of his start date; and (ii) total shares equal to $875,000 divided by the average closing price on each quarterly anniversary thereafter, with the average closing price in each case calculated based on the average closing price as reported on Nasdaq for the period of 10 consecutive trading days ending on (and including) the last trading day prior to the date of grant.

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Mr. Shah is also eligible for severance benefits. For additional information on Mr. Shah’s eligibility for both non-change in control and change in control severance benefits please see “Severance Arrangements.”
Teri L. Witteman
In April 2019, we entered into an offer letter with Ms. Witteman. Pursuant to the offer letter, Ms. Witteman’s annual base salary is $300,000 and she is eligible for an annual target bonus opportunity of 50% of her base salary, prorated based on the number of days she was employed by us in 2019, and certain change in control severance benefits. In February 2020, our compensation committee increased Ms. Witteman’s annual base salary to $365,000 effective April 1, 2020, in light of competitive peer group data as well as other factors taken into account by our compensation committee. For additional information on the change in control severance benefits, please see “Severance Arrangements: Change in Control Severance Agreements.”
Executive Incentive Bonus Plan
Our Bonus Plan became effective on April 30, 2019, the day immediately prior to the date on which our registration statement in connection with our IPO was declared effective by the SEC. The Bonus Plan allows our compensation committee to provide cash incentive awards to selected officers and key employees, including our named executive officers, based upon performance goals established by our compensation committee.
Under the Bonus Plan, our compensation committee will determine the amount of the target award (which may, but is not required to be, based upon the participant’s base salary), the performance period and the performance goals to be applicable to any award. Performance goals that include our financial results may be determined in accordance with U.S. generally accepted accounting principles (“GAAP”) or such financial results may consist of non-GAAP financial measures, and any goals or actual results may be adjusted by our compensation committee for any reason, including without limitation, one-time items or unbudgeted or unexpected items, when determining whether the performance goals have been met. The performance goals may be on the basis of any factors our compensation committee determines relevant and may be adjusted on an individual, divisional, business unit or company-wide basis. The performance goals may differ from participant to participant and from award to award.
Our compensation committee, may, in its sole discretion and at any time, increase, reduce or eliminate an award otherwise payable to a participant with respect to any performance period. Actual awards will be paid only after they are earned, which usually requires continued employment through the date the bonus is paid unless otherwise determined by our compensation committee. Our board of directors or our compensation committee has the authority to amend, alter, suspend or terminate the Bonus Plan, provided such action does not impair the existing rights of any participant with respect to any earned bonus.
401(k) Plan
We maintain a defined contribution retirement plan for our eligible U.S. employees. Participants may make pre‑tax contributions to the plan from their eligible earnings, and we may make matching contributions and profit sharing contributions to eligible participants, in each case, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code (the “Code”). Effective January 1, 2019, we began making matching contributions under the 401(k) plan equal to up to 50% of employee contributions to a maximum of $3,000. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The plan is intended to be qualified under Section 401(a) of the Code, and the plan’s trust is intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified 401(k) plan, contributions to the 401(k) plan and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Mr. Brown received company matching contributions of $3,000 in 2019. Mr. Shah and Ms. Witteman were not eligible to participate in our 401(k) plan in 2019.
Equity-Based Incentive Awards
Option Grants
In April 2019, our board of directors approved option grants covering 540,000 shares of our common stock to Mr. Brown, which became effective upon the effectiveness of the registration statement for the IPO. These option awards were granted on May 1, 2019 at an exercise price of $25.00 per share, which was equal to the initial public offering price of our common stock in the IPO. The options vest over four years as follows: 25% of the total option shares vest and become exercisable on May 1, 2020 and 1/48th of the total option shares vest and become exercisable in monthly installments thereafter, such that the options will be fully vested and exercisable on

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May 1, 2023, subject to continued employment through the applicable vesting date and subject to acceleration in the event of certain terminations of employment in connection with a change in control of our company (as discussed in “Severance Arrangements” below).
Following our IPO, our compensation committee granted (i) an option to purchase 125,000 shares of common stock to Ms. Witteman and (ii) an option to purchase 68,590 shares of common stock to Mr. Shah, in each case, in connection with the commencement of the individual’s employment with our company. Ms. Witteman’s stock option was granted on June 10, 2019 at an exercise price of $168.10 per share and vests over four years as follows: 25% of the total option shares vest and become exercisable on May 20, 2020 and 1/48th of the total option shares vest and become exercisable in monthly installments thereafter such that the option will be fully vested and exercisable on May 20, 2023, subject to continued employment through the applicable vesting date and subject to acceleration in the event of certain terminations of employment in connection with a change in control of our company (as discussed in “Severance Arrangements” below). Mr. Shah’s stock option was granted on October 31, 2019 at an exercise price of $84.45 per share and vests over four years as follows: 1/24th of the total option shares vest and become exercisable on October 18, 2021 and 1/24th of the total option shares vest and become exercisable in monthly installments thereafter such that the option will be fully vested and exercisable on September 18, 2023, subject to continued employment through the applicable vesting date and subject to acceleration in the event of certain terminations of employment in connection with a change in control of our company (as discussed in “Severance Arrangements” below).
RSU Awards
Following our IPO, our compensation committee granted 62,500 RSUs to Ms. Witteman and 34,295 RSUs to Mr. Shah, in each case, in connection with the commencement of the individual’s employment with our company. Ms. Witteman’s RSUs were granted on June 10, 2019 and vest over four years as follows: 25% of the RSUs vest on May 20, 2020 and 1/16th of the RSUs vest quarterly thereafter, such that the RSUs will be fully vested on May 20, 2023, subject to continued employment through the applicable vesting date and subject to acceleration in the event of certain terminations of employment in connection with a change in control of our company (as discussed in ”Severance Arrangements” below). Mr. Shah’s RSUs were granted on October 31, 2019 and vest over four years as follows: 1/8th of the RSUs vest on December 18, 2021 and 1/8th of the RSUs vest quarterly thereafter, such that the RSUs will be fully vested on September 18, 2023, subject to continued employment through the applicable vesting date and subject to acceleration in the event of certain terminations of employment in connection with a change in control of our company (as discussed in “Severance Arrangements” below). In February 2020, we entered into an offer letter correction with Mr. Shah reflecting the foregoing corrected vesting schedule for these RSUs.
Compensation Setting Process
Under its charter, our compensation committee is responsible for, among other things, determining the amount and form of compensation paid to our executive officers, including our CEO. In exercising this authority, our compensation committee reviews and approves corporate goals and objectives relevant to executive officer and CEO compensation at least annually; evaluates executive officer and CEO performance in light of such goals and objectives, including the relationship of such compensation to corporate performance; and, based on such evaluation, determines the level of executive officer and CEO compensation, including base salary, bonus, incentive or performance-based compensation, and equity awards. Except with respect to determining our CEO’s compensation, our compensation committee may delegate its authority to a subcommittee of the compensation committee or other members of our board of directors who satisfy the eligibility criteria required of compensation committee members. Our compensation committee may also delegate to one or more of our officers the authority to grant stock options and other stock awards to our non-executive employees.
Typically, our chief executive officer attends compensation committee meetings, makes recommendations to our compensation committee regarding compensation for the other executive officers, but is not present during discussion, deliberation and decisions regarding his own compensation. Our compensation committee then reviews the recommendations and other data and makes decisions as to the total compensation for each executive officer, as well as the allocation of the amount of total compensation between base salary, bonus, incentive or performance-based compensation, and equity awards. No executive officer has any role in approving his or her own compensation. Our compensation committee regularly meets in executive session, without members of the management team present, when discussing and approving executive compensation.

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Our compensation committee has the sole authority to retain the services of compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist the committee in carrying out its responsibilities. During 2019, our compensation committee engaged Compensia, an independent compensation consulting firm, to serve as its compensation consultant and to assist it with its duties and responsibilities. Compensia attends certain compensation committee meetings and executive sessions, and may attend preparatory meetings with the committee chair and certain executive officers, as requested by our compensation committee.
During 2019, Compensia performed projects for our compensation committee including assisting in determining peer group composition, providing support and specific analyses with regard to compensation data for executive officer and non-employee director compensation, and other ad hoc matters. Compensia uses the competitive market data to provide ranges for total compensation, including base salary, incentive compensation, base salary and equity compensation, that are consistent with our compensation peer group for our compensation committee to consider. In determining the total compensation for our executive officers, our compensation committee, with assistance from Compensia, reviews the compensation practices and levels of our compensation peer group to assess whether individual total compensation is sufficiently competitive to attract and retain our executive officers. The compensation committee regularly reviews the compensation peer group and the underlying criteria to assess that it remains appropriate for review and comparison purposes. Although its analysis of competitive market data provides our compensation committee with guiding information and a broad market check, our compensation committee does not specifically benchmark compensation for our executive officers in terms of picking a particular percentile relative to other people with similar titles at peer group companies. Instead, our compensation committee also applies its subjective judgment in determining the total compensation for each executive officer and considers the compensation peer group data in conjunction with a number of factors including an executive officer’s individual skills and expertise, and the scope and criticality of each executive officer’s role.
Compensia does not provide any services directly to the company and Compensia maintains a conflict of interest policy that is specifically designed to prevent any conflicts of interest. Our compensation committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in the SEC’s rules and regulations and the Nasdaq listing standards, and concluded that the engagement of Compensia does not raise any conflicts of interest or similar concerns.
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding the unexercised stock options and outstanding RSUs held by each of our named executive officers as of December 31, 2019:

	OPTION AWARDS(1)				STOCK AWARDS(1)
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)(2)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(3)

Ethan Brown	202,130(4)	—	0.65	8/25/2023	—	—
	966,006(5)	—	0.93	1/21/2025	—	—
	257,924(6)	44,036(6)	0.95	7/19/2026	—	—
	193,758(7)	138,399(7)	3.00	5/29/2028	—	—
	—	540,000(8)	25.00	4/30/2029	—	—

Sanjay C. Shah	—	68,590(9)	84.45	10/30/2029	34,295(10)	2,592,702

Teri L. Witteman	—	125,000(11)	168.10	6/9/2029	62,500(12)	4,725,000
___________________

(1)
Equity awards granted prior to April 30, 2019 were granted under our 2011 Plan and equity awards granted on or after April 30, 2019 were granted under our 2018 Plan. Our 2011 Plan was amended and restated as our 2018 Plan, which became

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effective on April 30, 2019, the day immediately prior to the date on which our registration statement in connection with our IPO was declared effective by the SEC. The terms of the 2011 Plan continue to govern the terms and conditions of the outstanding awards previously granted thereunder. All vesting is subject to the individual’s continuous service with us through the vesting dates and the potential vesting acceleration described below under “Severance Arrangements.”

(2)
Option exercise price for awards granted prior to April 30, 2019 under the 2011 Plan represents the fair market value of a share of our common stock as determined by our board of directors in accordance with Section 409A of the Code or, in the case of incentive stock options, in compliance with Section 422 of the Code. Option exercise price for awards granted on May 1, 2019 is $25.00 per share, which was equal to the initial public offering price of our common stock in the IPO. Option exercise price for awards granted after May 1, 2019 is based on the closing sales price for our common stock on Nasdaq on the date of grant.

(3)
The market value of unvested awards is calculated by multiplying the number of unvested shares held by the applicable named executive officer by the closing sales price of our common stock on December 31, 2019, the last trading day of the year, which was $75.60.

(4)
One-fourth of the shares subject to this stock option vested on May 26, 2014 and the remainder of the grant vested in 36 equal monthly installments thereafter. This stock option was fully vested as of December 31, 2019.

(5)
One-fourth of the shares subject to this stock option vested on June 19, 2015 and the remainder of the grant vested in 36 equal monthly installments thereafter. This stock option was fully vested as of December 31, 2019.

(6)	One-fourth of the shares subject to this stock option vested on July 20, 2017 and the remainder of the grant vested or will vest in 36 equal monthly installments thereafter.

(7)	One-fourth of the shares subject to this stock option vested on August 3, 2018 and the remainder of the grant vested or will vest in 36 equal monthly installments thereafter.

(8)	One-fourth of the shares subject to this stock option will vest on May 1, 2020 and the remainder of the grant will vest in 36 equal monthly installments thereafter.

(9)	One-twenty-fourth of the shares subject to this stock option will vest on October 18, 2021 and the remainder of the grant will vest in 23 equal monthly installments thereafter.

(10)	One-eighth of the shares subject to this RSU grant will vest on December 18, 2021 and the remainder of the grant will vest in seven equal quarterly installments thereafter.

(11)	One-fourth of the shares subject to this stock option will vest on May 20, 2020 and the remainder of the grant will vest in 36 equal monthly installments thereafter.

(12)	One-fourth of the shares subject to this RSU grant will vest on May 20, 2020 and the remainder of the grant will vest in 12 equal quarterly installments thereafter.

Severance Arrangements
Severance Not in Connection with a Change in Control
Pursuant to our offer letter with Mr. Shah, if we terminate Mr. Shah’s employment without cause within his first year of employment, Mr. Shah will be entitled to receive the following severance benefits subject to, among other things, executing a general release of claims in favor of the company and complying with the terms of his confidentiality agreement and all company policies: a lump-sum cash payment equal to six months of his then-current base salary; a pro-rated portion of his target annual bonus; and, subject to the compensation committee’s approval, the first year of the share-settled sign-on award provided in his offer letter will accelerate such that Mr. Shah will receive fully vested shares of common stock pursuant to the 2018 Plan equal to $3.5 million divided by the average closing price, multiplied by a ratio where the numerator is the number of months he was continuously employed by us and the denominator is twelve and rounded up to the nearest whole number of shares.
Change in Control Severance Agreements
In November 2018, our compensation committee approved change in control severance benefits for our named executive officers. These benefits are provided to Mr. Brown in his amended and restated employment agreement with us. We have also entered into change in control severance agreements with Mr. Shah and Ms. Witteman providing for these benefits.
These agreements with Messrs. Brown and Shah and Ms. Witteman provide that if, within the period beginning three months prior to, and ending 18 months following, a change in control (as defined in the applicable agreement), the company (or any parent, subsidiary or successor of the company) terminates such officer’s employment without cause or such officer resigns for good reason (as such terms are defined in the applicable agreement), such officer will be entitled to receive the following severance benefits, subject to, among other things,

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executing a general release of claims in favor of the company and complying with the terms of his or her confidentiality agreement and all company policies:

•	a lump-sum cash payment equal to 18 months of his then-current base salary in the case of Mr. Brown and 12 months of his or her then-current base salary in the case of Mr. Shah and Ms. Witteman;

•
a lump-sum cash payment equal to the COBRA premiums that would be due for COBRA coverage (assuming such coverage is elected) for a period of 18 months in the case of Mr. Brown and 12 months in the case of Mr. Shah and Ms. Witteman; and

•
100% immediate vesting acceleration of all of the shares of our common stock underlying any then‑outstanding unvested stock options and other unvested equity awards that are subject to time-based vesting.

Additionally, if the successor to the company or any affiliate of such successor does not agree to assume, substitute or otherwise continue any then outstanding equity awards at the time of a change in control, then 100% of the then-unvested shares subject to the equity awards will fully vest and, if applicable, become exercisable, as of immediately prior to, and contingent upon, the consummation of such change in control, regardless of whether the executive’s employment with the company (or any parent, subsidiary or successor of the company) continues or terminates unless such termination is due to the executive’s resignation without good reason or by the company for cause.
In addition, each applicable agreement contains a “better after-tax” provision, which provides that if any of the payments or benefits provided to an executive constitutes a parachute payment under Section 280G of the Code, the payments or benefits will either be (i) reduced or (ii) provided in full, whichever results in the named executive officer receiving the greater amount after taking into account all applicable federal, state and local income taxes, including the excise tax under Section 4999 of the Code.
Equity Compensation Plan Information
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth information concerning our equity compensation plans as of December 31, 2019:

PLAN CATEGORY(1)	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2) (a)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(3) (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))(4) (c)
Equity compensation plans approved by stockholders	5,319,980	$14.28	4,101,833
Equity compensation plans not approved by stockholders	—	$—	—
Total	5,319,980	$14.28	4,101,833
___________________

(1)	Equity compensation plans approved by stockholders include our 2018 Plan and the Beyond Meat, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”).
Equity awards granted prior to April 30, 2019 were granted under our 2011 Plan and equity awards granted on or after April 30, 2019 were granted under our 2018 Plan. Our 2011 Plan was amended and restated as our 2018 Plan, which became effective on April 30, 2019, the day immediately prior to the date on which our registration statement in connection with our IPO was declared effective by the SEC. The terms of the 2011 Plan continue to govern the terms and conditions of the outstanding awards previously granted thereunder. The remaining shares available for issuance under the 2011 Plan were added to the shares reserved for issuance under the 2018 Plan. The 2018 Plan provides for the grant of stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, RSUs, performance units and performance shares to our employees, directors, and consultants. Our board of directors has delegated its authority to administer the 2018 Plan to our compensation committee. Subject to the provisions of our 2018 Plan, the administrator has the power to determine the terms of awards, including the recipients, the exercise price, if any,

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the number of shares subject to each award, the fair market value of a share of our common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise of the award and the terms of the award agreement for use under the 2018 Plan. The 2018 Plan may be amended, suspended or terminated by our board of directors at any time, provided such action does not impair the existing rights of any participant, subject to stockholder approval of any amendment to the 2018 Plan as required by applicable law or listing requirements. Unless sooner terminated by our board of directors, the 2018 Plan will automatically terminate on November 14, 2028.
The 2018 ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code for U.S. employees. In addition, the 2018 ESPP authorizes grants of purchase rights that are not intended to comply with Section 423 of the Code under a separate non-423 component for non-U.S. employees and certain non-U.S. service providers. The 2018 ESPP is expected to be implemented through a series of offerings under which participants are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. The administrator has not yet approved any offering under the 2018 ESPP.

(2)	Includes 5,170,976 shares issuable upon the exercise of outstanding options and 149,004 shares issuable upon the vesting and settlement of outstanding RSUs as of December 31, 2019.

(3)	Does not include outstanding RSUs which do not have an exercise price.

(4)	Includes 3,297,638 shares of common stock available for grant under the 2018 Plan and 804,195 shares of common stock reserved for issuance under the 2018 ESPP as of December 31, 2019.
The number of shares reserved for issuance under the 2018 Plan will be increased automatically on the first day of each fiscal year beginning with the 2020 fiscal year, by a number equal to the least of: (i) 2,144,521 shares; (ii) 4.0% of the shares of common stock outstanding on the last day of the prior fiscal year; or (iii) such number of shares determined by our board of directors. If an award under the 2018 Plan expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program, the unissued shares that were subject to the award will, unless the 2018 Plan is terminated, continue to be available under the 2018 Plan for issuance pursuant to future awards. In addition, any shares which are retained by us upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such award will be treated as not issued and will continue to be available under the 2018 Plan for issuance pursuant to future awards. Shares issued under the 2018 Plan and later forfeited to us due to the failure to vest or repurchased by us at the original purchase price paid to us for the shares (including, without limitation, upon forfeiture to or repurchase by us in connection with a participant ceasing to be a service provider) will again be available for future grant under the 2018 Plan. To the extent an award under the 2018 Plan is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the 2018 Plan.
The number of shares reserved for issuance under the 2018 ESPP will be increased automatically on the first day of each fiscal year for a period of up to ten years, starting with the 2020 fiscal year, by a number equal to the least of: (i) 536,130 shares; (ii) 1% of the shares of common stock outstanding on the last day of the prior fiscal year; or (iii) such lesser number of shares determined by our board of directors.

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock as of the Record Date (except as otherwise indicated) by:

•	each person or group of affiliated persons known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Unless otherwise indicated, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
Applicable percentage ownership is based on 61,848,543 shares of common stock outstanding as of the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable, and RSUs that will become vested, within 60 days of the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o of Beyond Meat, Inc., 119 Standard Street, El Segundo, California 90245. The information provided in the table below is based on our records, information filed with the SEC, on which we are relying pursuant to applicable SEC regulations, and information provided to us.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES BENEFICIALLY OWNED
5% Stockholders:
Susquehanna Securities, LLC and affiliated entities(1)	4,197,838	6.8%
DNS-BYMT, LLC and affiliated entities(2)	3,789,035	6.1%
Entities affiliated with Kleiner Perkins Caufield & Byers(3)	3,419,321	5.5%
Named Executive Officers:
Ethan Brown(4)	3,381,883	5.3%
Sanjay C. Shah	—	—
Teri L. Witteman(5)	47,462	*
Non-Employee Directors:
Diane Carhart(6)	28,436	*
Seth Goldman(7)	1,080,722	1.7%
Raymond J. Lane	259,962	*
Bernhard van Lengerich	10,133	*
Ned Segal(8)	21,734	*
Christopher Isaac “Biz” Stone(9)	226,390	*
Donald Thompson(10)	816,132	1.3%
Kathy N. Waller(11)	17,234	*
All directors and executive officers as a group (16 persons)(12)	7,080,773	11.0%
___________________

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
Based solely on information contained in a report on Schedule 13G filed on February 10, 2020 by G1 Execution Services, LLC (“G1”), Susquehanna Investment Group (“SIG”) and Susquehanna Securities, LLC (“SS LLC”). G1, SIG and SS LLC have shared voting power and shared dispositive power with respect to 4,197,838 shares of common stock. G1 has sole voting power and sole dispositive power with respect to 2,465 shares of common stock, SIG has sole voting power and sole dispositive power with respect to 488,685 shares of common stock, including options to buy 348,000 shares, and SS LLC has sole voting power and sole dispositive power with respect to 3,706,688 shares of common stock, including options to buy 2,596,300 shares. These entities are affiliated independent broker-dealers which may be deemed a group. Each entity disclaims beneficial ownership of shares owned directly by the other entities. The address of SIG and SS LLC is 401 E. City Avenue, Suite 220, Bala Cynwyd, Pennsylvania 19004 and the address of G1 is 175 W. Jackson Boulevard, Suite 1700, Chicago, Illinois 60604.

(2)
Based solely on information contained in a report on Schedule 13G filed on February 13, 2020 by UDQ Private Trust Company, LLC (“UDQ Private Trust Company”), solely as trustee of certain trusts; DNS-BYMT, LLC (“DNS-BYMT”); G14 HoldCo, L.L.C. (“G14 Holdco”); and Gigi Pritzker Pucker, individually and as trustee of UDQ Trust, solely in such trust’s capacity as the member of UDQ Private Trust Company. DNS-BYMT directly holds 1,727,262 shares of common stock. The controlling member of DNS-BYMT is G14 HoldCo and in such capacity may be deemed to beneficially own such shares of common stock. The sole managers of DNS-BYMT and G14 HoldCo are Edward W. Rabin and Derek Arend, who may be deemed to have shared voting and dispositive power over the shares held directly by DNS-BYMT. UDQ Private Trust Company is the sole member of G14 HoldCo and in such capacity may be deemed to beneficially own the shares of common stock held directly by DNS-BYMT as well as 2,061,773 the shares of common stock held by certain trusts for which it also serves as trustee. UDQ Trust is the sole member of UDQ Private Trust Company and in such capacity may be deemed to beneficially own such 3,789,035 shares of common stock. Gigi Pritzker Pucker is the trustee of UDQ Trust and in such capacity may be deemed to beneficially own such shares of common stock. The investment decisions of UDQ Private Trust Company are made by the Trust Committee of its board of managers, consisting of Gigi Pritzker Pucker, Michael A. Pucker, Timothy M. Hurd, Edward W. Rabin, Paula H. McMenamin, Derek Arend and P. Daniel Donohue. The voting decisions of UDQ Private Trust Company are made by the independent members of the Trust Committee and exclude Gigi Pritzker Pucker and Michael A. Pucker. The members of the Trust Committee disclaim beneficial ownership as a result of serving on the Trust Committee. The address for each of DNS-BYMT, G14 HoldCo and UDQ Private Trust Company is 350 South Main Avenue, Suite 402, Sioux Falls, South Dakota 57104. The business address of Gigi Pritzker Pucker is 150 North Riverside Plaza, Suite 3300, Chicago, Illinois 60606.

40 | | 2020 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(3)
Based solely on information contained in a report on Schedule 13G filed on February 13, 2020 by Kleiner Perkins Caufield & Byers XIV, LLC (“KPCB XIV”), KPCB XIV Founders Fund, LLC (“KPCB XIV Founders”) and KPCB XIV Associates, LLC (“KPCB XIV Associates”). Consists of 3,152,614 shares directly owned by KPCB XIV and 266,707 shares directly owned by KPCB XIV Founders. The managing member of each KPCB XIV and KPCB XIV Founders is KPCB XIV Associates, which may be deemed to have sole power to vote the shares held by KPCB XIV and KPCB XIV Founders. Under certain circumstances set forth in the limited liability company agreements of KPCB XIV, KPCB XIV Founders and KPCB XIV Associates, the members of such entities may be deemed to have the right to receive dividends from, or the proceeds from the sale of shares owned by such entity of which they are a member. The address for each of KPCB XIV, KPCB XIV Founders and KPCB XIV Associates is c/o Kleiner Perkins Caufield & Byers, 2750 Sand Hill Road, Menlo Park, California 94025.

(4)	Consists of (i) 1,559,027 shares of common stock and (ii) 1,822,856 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after the Record Date.

(5)
Consists of (i) 31,837 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after the Record Date and (ii) 15,625 RSUs which will vest within 60 days of the Record Date and will be settled in shares of common stock.

(6)	Consists of 28,436 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after the Record Date.

(7)
Consists of (i) 253,659 shares of common stock held by the Julie D. Farkas Revocable Trust, (ii) 92,358 shares of common stock held by the Seth Goldman Revocable Trust, (iii) an aggregate of 450 shares of common stock held by Seth Goldman’s sons, who are residing in Mr. Goldman’s household, (iv) 450 shares of common stock purchased by Impact Assets Inc., through a donor advised fund over which Mr. Goldman has dispositive control, and (v) (a) 671,944 shares of common stock and (b) 61,861 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after the Record Date, held in each case by Mr. Goldman. Mr. Goldman’s spouse is the trustee of the Julie D. Farkas Revocable Trust and Mr. Goldman is the trustee of the Seth Goldman Revocable Trust. Therefore, Mr. Goldman may be deemed to have voting and dispositive power over the shares held by both trusts.

(8)
Consists of (i) 5,000 shares of common stock and (ii) 16,734 shares of common stock issuable upon the exercise of early exercisable stock options, 12,552 of which vested or will vest within 60 days after the Record Date. Mr. Segal has the right to vote any early-exercised shares.

(9)
Shares held by the Biz and Livy Stone Family Trust, for which Mr. Stone and his wife serve as co-trustees and for which Mr. Stone may be deemed to have voting and dispositive power over the shares held by the trust.

(10)
Consists of (i) 15,000 shares of common stock held by Mr. Thompson, (ii) 593,256 shares of common stock held by Cleveland Manor Investments II LLC (“Cleveland Manor”), (iii) 66,664 shares of common stock held by CA Food I Fund, LLC (“CA Food”), and (iv) 141,212 shares of common stock held by Cleveland Avenue GP, LLC (“CA GP”). Cleveland Avenue, LLC (“CA LLC”) is the sole manager of CA Food. Mr. Thompson is the sole manager of CA LLC and may be deemed to have sole voting and dispositive power over the shares held by CA Food. Mr. Thompson is the sole manager of Cleveland Manor and may be deemed to have sole voting and dispositive power over the shares held by Cleveland Manor. Mr. Thompson is the sole manager of CA LLC which is the sole manager of CA GP and may be deemed to have sole voting and dispositive power over the shares held by CA GP. The address for each of the entities identified above is 222 N. Canal Street, Chicago, Illinois 60606.

(11)
Consists of (i) 500 shares of common stock and (ii) 16,734 shares of common stock issuable upon the exercise of early‑exercisable stock options,12,552 of which vested or will vest within 60 days after the Record Date. Ms. Waller has the right to vote any early-exercised shares.

(12)
In addition to all shares of common stock shown in the table and as described in footnotes (4) through (11) above, the total number of shares of common stock also includes an aggregate of (i) 611,714 shares of common stock; (ii) 578,812 shares of common stock issuable upon the exercise of stock options within 60 days after the Record Date; and (iii) 159 RSUs which vest within 60 days of the Record Date and will be settled in shares of common stock, held by executive officers who are not named in the table.

2020 Proxy Statement | | 41

RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we have been or will be a participant in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Amended and Restated Investors’ Rights Agreement
In October 2018, we entered into an amended and restated investors’ rights agreement with certain of our stockholders, which included the entities affiliated with Kleiner Perkins Caufield & Byers, entities affiliated with DNS‑BYMT, LLC and entities affiliated with Cleveland Avenue LLC as well as our directors, Seth Goldman, Bernhard van Lengerich and Ethan Brown and their affiliates to the extent applicable. These stockholders are entitled to rights with respect to the registration of their shares of common stock under the Securities Act under certain circumstances.
Advisor Agreements, Consulting Agreements and Other Arrangements
In October 2015, we entered into an advisor agreement with Food System Strategies, LLC. In February 2016, we entered into a new advisor agreement with Food System Strategies, LLC, which was subsequently amended in December 2016. Dr. Bernhard van Lengerich, who is a member of our board of directors, is the Chief Executive Officer of Food System Strategies, LLC. Total advisor fees paid to Food System Strategies, LLC for the services of Dr. van Lengerich in 2019 were $120,000 (including amounts paid in 2020). Effective December 31, 2019, we agreed with Food System Strategies, LLC that the term of the advisor agreement would end.
We entered into a consulting agreement with Seth Goldman on March 2, 2016, which was amended and restated on November 15, 2018 and further amended on April 8, 2019. Pursuant to the consulting agreement, we paid Mr. Goldman $20,210.33 per month for services rendered under the consulting agreement in 2019. The total compensation earned by Mr. Goldman under the consulting agreement in 2019, including amounts paid in 2020, was $363,784, consisting of $242,524 in consulting fees and bonus compensation of $121,260 under our Bonus Plan. In April 2019, our board of directors approved option grants covering 105,000 shares of our common stock to Mr. Goldman, which became effective upon the effectiveness of the registration statement for our IPO. These option awards were granted on May 1, 2019 at an exercise price of $25.00 per share, which was equal to the initial public offering price of our common stock in the IPO, with a grant date fair value for financial statement reporting purposes of $1.4 million as calculated in accordance with FASB ASC Topic 781. The options vest over four years as follows: 25% of the total shares vest and become exercisable on May 1, 2020 and 1/48th of the total shares vest and become exercisable in monthly installments thereafter such that the options will be fully vested and exercisable on May 1, 2023, subject to Mr. Goldman’s continued service through the applicable vesting date. Effective February 27, 2020, Mr. Goldman resigned as our executive chair and we terminated the consulting agreement.
From time to time, we may have employees who are related to our executive officers or directors. We have entered into an offer letter with the son of Charles Muth, our Chief Growth Officer, for a non-executive position pursuant to which his annual salary and other cash compensation will be approximately $110,000, he will receive $30,000 in RSUs vesting over four years, and he will be entitled to receive benefits consistent with other employees serving in the same capacity. The foregoing compensation was established in accordance with Beyond Meat’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions.
Michael A. Pucker, a partner of Latham & Watkins LLP, is a former member of our board of directors and the spouse of Gigi Pritzker Pucker. Ms. Pucker may be deemed to be a holder of more than 5% of our outstanding common stock. In 2019, we made aggregate payments of approximately $70,695 to Latham & Watkins LLP for legal services. Through February 2020, we made aggregate payments of approximately $332,935 to Latham & Watkins LLP for legal services in 2020.

42 | | 2020 Proxy Statement

RELATED PERSON TRANSACTIONS

Participation in Secondary Offering
On August 5, 2019, certain of our holders of more than 5% of our capital stock as well as certain of our executive officers and members of our board of directors and as applicable, their affiliates, sold shares of common stock in our Secondary Offering. The shares were sold at a public offering price of $160.00 per share and on the same terms as the other selling stockholders. The following table sets forth the aggregate number of shares of common stock that these related parties sold in the Secondary Offering and the total proceeds received net of underwriting discounts and commissions:

STOCKHOLDER	SHARES OF COMMON STOCK SOLD	TOTAL SALES PRICE
Ethan Brown, Founder, President and Chief Executive Officer and Director	45,000	$6,930,000
Gregory Bohlen, Former Director	72,332	$11,139,128
Mark J. Nelson, Chief Financial Officer and Treasurer	64,452	$9,925,608
Charles Muth, Chief Growth Officer	24,574	$3,784,396
Diane Carhart, Director	9,069	$1,396,626
Stephanie Pullings Hart, Senior Vice President, Operations	4,534	$698,236
Seeding the Future Foundation(1)	60,000	$9,240,000
Entities affiliated with Kleiner Perkins Caufield & Byers	723,862	$111,474,748
Entities affiliated with Obvious Ventures	404,890	$62,353,060
______________________

(1)	Seeding the Future Foundation is a 501(c)(3) entity. Dr. Bernhard van Lengerich, along with his spouse, serve as its directors.

Indemnification of Directors and Officers
Our restated certificate of incorporation and Bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law. Delaware law prohibits our restated certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.
If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our Bylaws, we may purchase insurance on behalf of any person whom we are required or permitted to indemnify.
In addition to the indemnification required in our restated certificate of incorporation and Bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party or other participant, or are threatened to be made a party or other participant, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is

2020 Proxy Statement | | 43

RELATED PERSON TRANSACTIONS

prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our restated certificate of incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. Certain of our directors and officers have been named in connection with our current litigation with a former co-manufacturer, the putative securities class action lawsuit recently brought against us and the derivative actions putatively brought on behalf of the company as described under Part I, Item 3, “Legal Proceedings,” of our 2019 Form 10-K, and such proceedings may result in claims for indemnification by any such director or officer.
Policies and Procedures for Related Person Transactions
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related-party transactions,” which are transactions between us and related persons and in which a related person has or will have a direct or indirect material interest. The written charter of our audit committee provides that our audit committee will review and oversee procedures designed to identify related party transactions that are material to Beyond Meat and that our audit committee will review and approve in advance or ratify any related-party transaction.
In connection with our IPO, we adopted a formal written policy providing that we are not permitted to enter into any transaction in which any related person has a direct or indirect material interest without the approval of our audit committee. In approving or rejecting any such transaction, our audit committee is to consider, among other things, the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. All related-party transactions arising after adoption of this policy were approved in accordance with this policy or, in the case of the Secondary Offering, approved by our board of directors.

44 | | 2020 Proxy Statement

OTHER MATTERS
2019 Annual Report and SEC Filings
Our financial statements for our year ended December 31, 2019 are included in our 2019 Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at https://investors.beyondmeat.com and are available from the SEC at its website at https://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Beyond Meat, Inc., Attention: Investor Relations, 119 Standard Street, El Segundo, California 90245.
Stockholders Sharing the Same Address
The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other nominee and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other nominee. You may also obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Beyond Meat, Inc., 119 Standard Street, El Segundo, California 90245, Attention: Secretary or by calling (866) 756-4112. We will promptly send additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other nominee or sending a written request to Beyond Meat, Inc. at the address above or by calling (866) 756-4112.
Special Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the federal securities laws. We have based these forward-looking statements largely on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “may,” “will,” “will continue,” “could,” “will likely result,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “predict,” “project,” “expect,” “potential” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such difference include the risks discussed in Part I, Item 1A, “Risk Factors,” included in our 2019 Form 10-K, and those discussed in other documents we file from time to time with the SEC. Forward-looking statements speak only as of the date of this proxy statement. You should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

2020 Proxy Statement | | 45

OTHER MATTERS

Our board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone, mobile device, or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
El Segundo, California
April 10, 2020

46 | | 2020 Proxy Statement

BEYOND MEAT, INC.
119 STANDARD STREET
EL SEGUNDO, CA 90245

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BYND2020**

You may attend the meeting via the Internet and vote electronically during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D08137-P35456 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BEYOND MEAT, INC.

The Board of Directors recommends you vote FOR each of the nominees for director:

	For All	Withhold All	For All Except
1. Election of three Class I directors of the Company to serve until the Company's 2023 annual meeting of stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Seth Goldman
02) Christopher Isaac "Biz" Stone
03) Kathy N. Waller

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D08138-P35456

BEYOND MEAT, INC.
Annual Meeting of Stockholders
May 21, 2020, 9:00 a.m. PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ethan Brown, Mark J. Nelson and Teri L. Witteman, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BEYOND MEAT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m. PDT on May 21, 2020, at www.virtualshareholdermeeting.com/BYND2020, and any postponement, adjournment or continuation thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations "FOR" each nominee named in Proposal No. 1, "FOR" Proposal No. 2, and in the discretion of the proxies with respect to such other business as may properly come before the Annual Meeting. In the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the Board of Directors to fill such vacancy.

Continued and to be signed on reverse side